                                                                  EXHIBIT 2.1(a)


                          SECURITIES PURCHASE AGREEMENT

                                  BY AND AMONG

                                   PCTEL, INC.

                                  MAXRAD, INC.

                                KATHRYN L. HANUS

                                 GEORGE E. HANUS

              GERALDINE HANUS CHILDREN'S TRUSTS - KATHRYN L. HANUS
                          TRUST DATED OCTOBER 31, 2000

               GERALDINE HANUS CHILDREN'S TRUSTS - GEORGE E. HANUS
                          TRUST DATED OCTOBER 31, 2000

               GEORGE M. HANUS TRUST DATED JUNE 7, 1986 - MARITAL
                                      TRUST

             HARRIS TRUST AND SAVINGS BANK, NOT INDIVIDUALLY BUT AS
                 TRUSTEE OF AND ON BEHALF OF THE GEORGE M. HANUS
                      TRUST, AS SHAREHOLDER REPRESENTATIVE

                                       AND

                U.S. BANK, NATIONAL ASSOCIATION, AS ESCROW AGENT

                           DATED AS OF JANUARY 2, 2004

                                TABLE OF CONTENTS

                                                                                                                 PAGE
ARTICLE I DEFINITIONS.........................................................................................     2
         1.1      Certain Defined Terms.......................................................................     2

ARTICLE II THE SHARE PURCHASE.................................................................................     9
         2.1      The Share Purchase..........................................................................     9
         2.2      Closing Time and Place......................................................................     9
         2.3      Consideration...............................................................................    10
         2.4      Shareholder Waivers.........................................................................    10

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS................................    10
         3.1      Organization of the Company and the Subsidiary..............................................    10
         3.2      Company Capital Structure...................................................................    11
         3.3      Subsidiaries, Joint Ventures, Etc...........................................................    12
         3.4      Authority...................................................................................    13
         3.5      No Conflict.................................................................................    13
         3.6      Consents....................................................................................    13
         3.7      Company Financial Statements................................................................    13
         3.8      No Undisclosed Liabilities; Liability Schedule..............................................    14
         3.9      No Changes..................................................................................    14
         3.10     Tax and Other Returns and Reports...........................................................    17
         3.11     Restrictions on Business Activities.........................................................    20
         3.12     Title to Properties; Absence of Liens and Encumbrances; Condition of Equipment, Customer
                  Information.................................................................................    20
         3.13     Intellectual Property.......................................................................    22
         3.14     Product Warranties; Reserves................................................................    27
         3.15     Agreements, Contracts and Commitments.......................................................    27
         3.16     Change of Control Payments..................................................................    29
         3.17     Interested Party Transactions...............................................................    29
         3.18     Compliance with Laws; Governmental Authorization............................................    30
         3.19     Litigation..................................................................................    30
         3.20     Insurance...................................................................................    31
         3.21     Minute Books; Books and Records.............................................................    31
         3.22     Environmental Matters.......................................................................    31
         3.23     Brokers' and Finders' Fees; Third Party Expenses; Other Expenses............................    32
         3.24     Employees; Compensation.....................................................................    33
         3.25     Employee Matters and Benefit Plans..........................................................    33
         3.26     Bank Accounts...............................................................................    36
         3.27     Indemnification Obligations.................................................................    36
         3.28     Accounts Receivable.........................................................................    37
         3.29     Customers...................................................................................    37
         3.30     Spreadsheet.................................................................................    37

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                                 PAGE
                                                                                                                 ----
         3.31     Foreign Corrupt Practices Act...............................................................    37
         3.32     Complete Copies of Materials................................................................    37
         3.33     Representations Complete....................................................................    37
         3.34     Director Liability..........................................................................    37

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.................................................    38
         4.1      Ownership of Company Capital Stock..........................................................    38
         4.2      Absence of Claims by the Shareholders.......................................................    38
         4.3      No Conflict.................................................................................    38
         4.4      Authority...................................................................................    38
         4.5      Discussions with Officers...................................................................    39

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT............................................................    39
         5.1      Organization of Parent......................................................................    39
         5.2      Authority; No Conflict......................................................................    39

ARTICLE VI ADDITIONAL AGREEMENTS..............................................................................    39
         6.1      Confidentiality.............................................................................    39
         6.2      Public Disclosure...........................................................................    40
         6.3      Reasonable Efforts; Additional Documents; and Further Assurances............................    40
         6.4      Closing Date Balance Sheet..................................................................    40
         6.5      Expenses....................................................................................    40
         6.6      Tax Matters.................................................................................    40
         6.7      Indemnification.............................................................................    42
         6.8      Collection Efforts..........................................................................    42

ARTICLE VII DELIVERABLES......................................................................................    42
         7.1      Deliveries by Parent, the Company, and the Shareholders.....................................    42

ARTICLE VIII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION AND ESCROW...........................    45
         8.1      Survival of Representations, Warranties, and Covenants......................................    45
         8.2      Indemnification.............................................................................    45
         8.3      Escrow Arrangements.........................................................................    46
         8.4      Shareholder Representative..................................................................    53
         8.5      Maximum Payments; Remedy....................................................................    53
         8.6      Adjustment to Consideration.................................................................    54

ARTICLE IX GENERAL PROVISIONS.................................................................................    56
         9.1      Notices.....................................................................................    56
         9.2      Interpretation..............................................................................    58
         9.3      Counterparts................................................................................    58
         9.4      Entire Agreement; No Third Party Beneficiaries; Assignment..................................    58
         9.5      Rights Reservation..........................................................................    59
         9.6      Severability................................................................................    59
         9.7      Other Remedies..............................................................................    59
         9.8      Governing Law and Venue.....................................................................    59
         9.9      Rules of Construction.......................................................................    59
         9.10     Specific Performance........................................................................    59
         9.11     Waiver of Jury Trial........................................................................    59
         9.12     Amendment; Waivers..........................................................................    60

                                INDEX OF EXHIBITS

EXHIBIT                                     DESCRIPTION
---------                  -----------------------------------------------
Exhibit A                  Form of Employment Agreement

Exhibit B                  Form of Non-Competition Agreement

Exhibit C                  Form of Legal Opinion of Counsel to the Company

                          SECURITIES PURCHASE AGREEMENT

         This SECURITIES PURCHASE AGREEMENT (the "Agreement") is made and entered into as of January 2, 2004 by and among PCTel, Inc., a Delaware corporation ("Parent"); MAXRAD, Inc., an Illinois corporation (the "Company"); Kathryn L. Hanus; George E. Hanus; Geraldine Hanus Children's Trusts--Kathryn L. Hanus Trust dated October 31, 2000; Geraldine Hanus Children's Trusts--George E. Hanus Trust dated October 31, 2000; George M. Hanus Trust dated June 7, 1986 - Marital Trust (each a "Shareholder" and collectively, the "Shareholders"); Harris Trust and Savings Bank ("Harris Bank"), not individually but as Trustee of and on behalf of the George M. Hanus Trust, as Shareholder Representative (as defined in Section 8.4 below); and U.S. Bank, National Association, as Escrow Agent (as defined below).

                                    RECITALS

         A. The Boards of Directors of each of the Company and Parent believe it to be in the best interests of each such company and each such company's respective shareholders that Parent acquire all of the outstanding shares of Company Capital Stock (as defined below), all of which are held by the Shareholders (the "Share Purchase") and, in furtherance thereof, have approved the Share Purchase and the other transactions contemplated hereby.

         B. The Shareholders desire to sell all of the issued and outstanding shares of Company Capital Stock owned or held of record by them to Parent, all upon the terms and subject to the conditions set forth herein.

         C. A portion of the consideration otherwise payable by Parent to the Shareholders in connection with the Share Purchase shall be placed in escrow by Parent, the release of which amount shall be contingent upon certain events and conditions, all as set forth in Article VIII hereof.

         D. The Company and the Shareholders, on the one hand, and Parent, on the other hand, desire to make certain representations, warranties, covenants, and other agreements in connection with the Share Purchase.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual agreements, covenants, and other promises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "401(k) Plan" shall mean a Company Employee Plan intended to include a Code Section 401(k) arrangement;

         "AAA" shall mean the American Arbitration Association;

         "Adjusted Balance Sheet" shall mean an unaudited balance sheet of the Company as of the Closing Date;

         "Agent Indemnification Expenses" has the meaning set forth in Section 8.3(i)(vii);

         "Agent Interpleader Expenses" has the meaning set forth in Section 8.3(i)(vi);

         "Agreed-Upon Loss" has the meaning set forth in Section 8.3(g)(v);

         "Agreement" has the meaning set forth in the introductory paragraph;

         "Business Facility" shall mean any property including the land, the improvements thereon, the groundwater thereunder and the surface water thereon, that is or at any time has been owned, operated, occupied, controlled or leased by the Company or the Subsidiary in connection with the operation of either or both of their businesses on or prior to the Closing.

         "Charter Documents" shall mean the Articles of Incorporation and the Bylaws of the Company;

         "Closing" has the meaning set forth in Section 2.2;

         "Closing Date" has the meaning set forth in Section 2.2;

         "Closing Date Balance Sheet" shall mean the estimated consolidated balance sheet of the Company, that has been prepared in accordance with GAAP (except that the Closing Date Balance Sheet may omit footnotes and other presentation items that may be required by GAAP) consistently applied on a basis consistent with the Company Financials and that fairly presents an estimate by the Shareholders in good faith based on reasonable assumptions as of the Closing, after giving effect to the Closing;

         "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA;

         "Code" shall mean the Internal Revenue Code of 1986, as amended;

         "Company" has the meaning set forth in the introductory paragraph;

         "Company Authorizations" has the meaning set forth in Section 3.18;

         "Company Balance Sheet" shall mean the Company's unaudited balance sheet as of September 30, 2003;

         "Company Capital Stock" shall mean the Company Common Stock and any other shares of capital stock, if any, of the Company, taken together;

         "Company Common Stock" shall mean shares of common stock, par value $1.00 per share, of the Company;

         "Company Customer Information" shall mean all customer lists, customer contact information, customer correspondence and customer licensing and purchasing histories relating to the current and former customers of the Company and/or the Subsidiary, in each case as prepared or maintained by the Company or the Subsidiary, including Employees or other agents of the Company and the Subsidiary;

         "Company Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement applicable to the Company or the Subsidiary providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or the Subsidiary or any ERISA Affiliate for the benefit of any Employee, or with respect to which the Company, the Subsidiary, or any ERISA Affiliate has or may have any liability or obligation, including all International Employee Plans;

         "Company Environmental Liabilities" shall mean any liability, obligation, judgment, penalty, fine, cost or expense, of any kind or nature, or the duty to indemnify, defend or reimburse any individual or entity with respect to: (i) any Pre-Existing Contamination; (ii) the migration at any time prior to or after the Closing Date of Pre-Existing Contamination to any other real property, or the soil, groundwater, surface water, air or building materials thereof; (iii) any Pre-Closing Hazardous Materials Activities; (iv) the exposure of any person to Pre-Existing Contamination or to Hazardous Materials in the course of or as a consequence of any Pre-Closing Hazardous Materials Activities, without regard to whether any health effect of the exposure has been manifested as of the Closing Date; (v) the violation of any Environmental Laws by the Company, the Subsidiary or their agents, employees, predecessors in interest, contractors, invitees or licensees prior to the Closing Date or in connection with any Pre-Closing Hazardous Materials Activities prior to the Closing Date;
(vi) any actions or proceedings brought or threatened by any third party with respect to any of the foregoing; and (viii) any of the foregoing to the extent they continue after the Closing Date.

         "Company Financials" shall mean the Company Year-End Financials and the Company Interim Financials;

         "Company Indemnified Parties" has the meaning set forth in Section 6.7;

         "Company Intellectual Property" shall mean any Intellectual Property and Intellectual Property Rights that are owned by or exclusively licensed to the Company or the Subsidiary (all of which shall be identified on Schedule 3.13(a) of the Disclosure Schedule, with appropriate disclosure as to whether such Intellectual Property or Intellectual Property Right is held by the Company or the Subsidiary);

         "Company Interim Financials" shall mean the Company's unaudited balance sheet as of September 30, 2003 and the related unaudited statements of income and cash-flows for the nine-month period ended September 30, 2003;

         "Company Product" has the meaning set forth in Section 3.14;

         "Company Registered Intellectual Property" shall mean all Registered Intellectual Property owned by, or filed in the name of, the Company or the Subsidiary;

         "Company Sites" has the meaning set forth in Section 3.13(t);

         "Company Year-End Financials" shall mean the Company's audited consolidated balance sheets as of December 31, 2000, December 31, 2001 and December 31, 2002 and the related audited consolidated statements of income and cash-flows for the respective twelve-month periods then ended;

         "Conflict" has the meaning set forth in Section 3.5;

         "Contingent Closing Payments" has the meaning set forth in Section
3.23;

         "Contract" has the meaning set forth in Section 3.15;

         "Deductible Amount" has the meaning set forth in Section 8.3(b);

         "Disclosure Schedule" has the meaning set forth in Article III;

         "Disposal Site" shall mean a landfill, disposal site, disposal agent, waste hauler or recycler of Hazardous Materials, or any real property other than a Business Facility receiving Hazardous Materials used or generated by a Business Facility.

         "DOL" shall mean the Department of Labor;

         "Employee" shall mean any current or former or retired employee, consultant or director of the Company, the Subsidiary, or any ERISA Affiliate;

         "Employee Agreement" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or other agreement, contract or understanding between the Company, the Subsidiary, or any ERISA Affiliate and any Employee;

         "Employment Agreement" shall mean the employment agreement substantially in the form attached hereto as Exhibit A;

         "Environmental Laws" shall mean all applicable laws (including common laws), directives, guidance, rules, regulations, orders, treaties, statutes, and codes promulgated by any Governmental Entity which prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, or worker health and safety, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act, the Clean Water Act and the Occupational Safety and Health Act all as amended at any time.

         "Environmental Permits" has the meaning set forth in Section 3.22(c);

         "Equipment" has the meaning set forth in Section 3.12(e);

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

         "ERISA Affiliate" shall mean each subsidiary of the Company and any other person or entity under common control with the Company or any of its subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

         "Escrow Agent" shall mean U.S. Bank, National Association, or another institution acceptable to Parent and the Shareholder Representative;

         "Escrow Amount" shall mean an amount of cash equal to $2,500,000.00;

         "Escrow Fund" has the meaning set forth in Section 8.3(a);

         "Escrow Period" has the meaning set forth in Section 8.3(c)(i);

         "Excess Assets" has the meaning set forth in Section 8.6(a);

         "Excess Liabilities" has the meaning set forth in Section 8.6(a);

         "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

         "GAAP" shall mean shall mean United States generally accepted accounting principles;

         "Governmental Entity" has the meaning set forth in Section 3.6;

         "Hazardous Material" has the meaning set forth in Section 3.22(a);

         "Hazardous Materials Activities" has the meaning set forth in Section 3.22(b);

         "Indemnified Parties" has the meaning set forth in Section 8.2;

         "Independent Accounting Firm" has the meaning set forth in Section 8.6(c);

         "Independent Accounting Firm Expenses" has the meaning set forth in
Section 8.6(c);

         "Individuals" has the meaning set forth in Section 3.13(t);

         "Intellectual Property" shall mean any or all of the following and all rights therein, arising therefrom, or associated therewith: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, and improvements; (iii) Trade Secrets; (iv) all works of authorship, and copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world, including "moral" rights; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology; (vii) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (viii) all databases and data collections and Web addresses, sites and domain names and all rights therein throughout the world;
(ix) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, all Web addresses, sites and domain names; (x) any similar, corresponding or equivalent rights to any of the foregoing; and (xi) all documentation related to any of the foregoing, including all contracts, licenses and other agreements to which Company or the Subsidiary is a party or by which it is bound either as licensee or licensor relating to any item and intellectual property described in clauses (i) through (x) above;

         "Intellectual Property Rights" shall mean worldwide common law and statutory rights associated with any Intellectual Property;

         "International Employee Plan" shall mean each Company Employee Plan that has been adopted or maintained by the Company or any ERISA Affiliate, whether informally or formally, or with respect to which the Company or any ERISA Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States;

         "IRS" shall mean the Internal Revenue Service;

         "Key Employees" shall mean those individuals listed on Schedule 1.1(a);

         "Leased Real Property" has the meaning set forth in Section 3.12;

         "Liens" has the meaning set forth in Section 3.10(b)(vii);

         "Loss" and "Losses" have the meanings set forth in Section 8.2; provided, however, that Parent shall not be entitled to claim a Loss pursuant to the breach of the Company's and the Shareholders' representations and warranties under Section 3.28 below related to Parent's inability to collect receivables identified on the Closing Balance Sheet if the amount of receivables collected by Parent with respect to the Company customers' accounts receivable identified on the Closing Balance Sheet equals or exceeds the aggregate amount of accounts receivable on the Closing Balance Sheet, net of reserves; provided further, however, that Parent's ability to claim a Loss pursuant to the breach of the Company's and the Shareholders' representations and warranties under Section
3.14 below related to product warranty claims for Company Products sold prior to the Closing exceeding the product warranty reserve on the Closing Balance Sheet shall be limited as described in Schedule 1.1(b);

         "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance, or effect, individually or when aggregated with other such changes, events, violations, inaccuracies, circumstances, or effects, that is materially adverse to the business, assets (whether tangible or intangible), liabilities, financial condition, or results of operations of such entity and its subsidiaries taken as a whole;

         "Multiemployer Plan" shall mean any Pension Plan which is a "multiemployer plan," as defined in Section 3(37) of ERISA;

         "Net Total Consideration" means the Total Consideration, less the total amounts paid as UAP Payments, Third Party Payments, and Contingent Closing Payments at the Closing (including the amount of any employer Taxes required to be paid in connection with such payments);

         "Non-Competition Agreement" shall mean the non-competition agreement substantially in the form attached hereto as Exhibit B;

         "Notice of Objection" has the meaning set forth in Section 8.6(b);

         "Objection Notice" has the meaning set forth in Section 8.3(f)(i);

         "Officer's Certificate" has the meaning set forth in Section 8.3(b);

         "Open Source Materials" has the meaning set forth in Section 3.13(s);

         "Owned Real Property" has the meaning set forth in Section 3.12;

         "Parent" has the meaning set forth in the introductory paragraph;

         "Pension Plan" shall mean each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA;

         "Pre-Closing Hazardous Materials Activities" shall mean any Hazardous Materials Activity conducted on any Business Facility prior to the Closing or otherwise occurring prior to the Closing in connection with or to benefit the business of the Company or the Subsidiary;

         "Pre-Existing Contamination" shall mean the presence on or before the Closing of any Hazardous Materials in the soil, groundwater, surface water, air or building materials of any Business Facility;

         "Privacy Statements" has the meaning set forth in Section 3.13(t);

         "Pro Rata Portion" shall mean, with respect to each Shareholder, an amount equal to the quotient obtained by dividing the number of shares of Company Capital Stock owned by such Shareholder at the Closing by the Total Outstanding Shares;

         "Projected Financials" has the meaning set forth in Section 3.32;

         "PTO" shall mean the United States Patent and Trademark Office;

         "Real Property" has the meaning set forth in Section 3.12;

         "Real Property Agreements" has the meaning set forth in Section 3.12;

         "Registered Intellectual Property" shall mean Intellectual Property and Intellectual Property Rights that have been registered, filed, applied for, certified or otherwise perfected, issued or recorded with or by any state, government or other public legal authority;

         "Related Agreements" has the meaning set forth in Section 3.4;

         "Resolution Date" has the meaning set forth in Section 8.3(c)(iii);

         "Returns" has the meaning set forth in Section 3.10(b)(i);

         "Section 338(h)(10) Election" has the meaning set forth in Section 6.6(a);

         "Securities Act" shall mean the Securities Act of 1933, as amended;

         "Share Purchase" has the meaning set forth in the recitals hereto;

         "Shareholder" and "Shareholders" shall have the meaning set forth in the introductory paragraph to this Agreement;

         "Shareholder Representative" has the meaning set forth in Section
8.4(a);

         "Shareholder Representative Expenses" has the meaning set forth in
Section 8.4(b);

         "Spreadsheet" has the meaning set forth in Section 7.1(k);

         "Subsidiary" shall mean MAXRAD (Tianjin) Electronics Co., Ltd., a company organized in the People's Republic of China;

         "Survival Date" has the meaning set forth in Section 8.1;

         "Tax" and "Taxes" have the meanings set forth in Section 3.10(a);

         "Third Party Claim" has the meaning set forth in Section 8.3(h);

         "Third Party Expenses" has the meaning set forth in Section 6.5;

         "Third Party Payments" has the meaning set forth in Section 7.1(k);

         "Total Consideration" shall mean an amount equal to $20,000,000.00;

         "Total Outstanding Shares" shall mean 1,000 shares of Company Common Stock, subject to the accuracy of the representations and warranties set forth in Section 3.2(a);

         "Trade Secrets" shall mean trade secrets, confidential or proprietary information, know how, processes, technology, technical data, and customer lists, and all documentation relating to any of the foregoing.

         "UAP Participants" shall mean those persons identified in Schedule 3.2(d) of the Disclosure Schedule as participants in the Unit Appreciation Plan;

         "UAP Payments" shall mean the amounts identified in Schedule 3.16 of the Disclosure Schedule, to be paid to UAP Participants under the UAP Termination Agreement on the Closing Date;

         "UAP Termination Agreement" shall mean the agreement dated and effective as of December 31, 2003 among the Company and the UAP Participants in connection with the settlement of the Company's obligations to such UAP Participants and termination of the Unit Appreciation Plan; and

         "Unit Appreciation Plan" shall mean the MAXRAD, Inc. Long Term Compensation Plan, revised January 17, 2002.

                                   ARTICLE II

                               THE SHARE PURCHASE

         2.1 The Share Purchase. At the Closing, and upon the terms and subject to the conditions of this Agreement, Parent shall purchase from the Shareholders, and each Shareholder shall sell, convey, transfer, assign, and deliver to the Parent, free and clear of all liens, encumbrances, or other defects of title, all of the issued and outstanding shares of the Company Capital Stock now beneficially owned or held of record by each such Shareholder at the Closing, including all property or rights issued by the Company with respect to such shares of Company Capital Stock.

         2.2 Closing Time and Place. The closing of the Share Purchase (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill

Road, Palo Alto, California 94304-1050, simultaneously with the execution of this Agreement by the parties hereto. The date upon which the Closing occurs is referred to herein as the "Closing Date."

         2.3 Consideration. Based on the Spreadsheet:

                  (a) Closing Payment. At the Closing, each Shareholder shall receive such Shareholder's Pro Rata Portion of the Net Total Consideration less such Shareholder's Pro Rata Portion of the Escrow Amount; and

                  (b) Escrow Amount. Parent will deposit with the Escrow Agent the Escrow Amount in accordance with Section 8.3 below.

         2.4 Shareholder Waivers. Each Shareholder hereby waives and releases any and all rights, claims, and causes of action that may be asserted against the Company in respect of its ownership of any securities of the Company and any and all agreements related to its interest as a securityholder of the Company between such Shareholder and the Company, which agreements shall terminate effective as of the date hereof.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                              AND THE SHAREHOLDERS

         The Company and each of the Shareholders hereby jointly and severally represent and warrant to Parent, subject to such exceptions as are specifically disclosed in the disclosure letter or schedules thereto supplied by the Company and the Shareholders to Parent and dated as of the date hereof (the "Disclosure Schedule"), on the date hereof, as follows below; provided, however, all representations and warranties made by the Shareholders under this Article III that pertain to the Company and its operations shall be deemed to be made to the knowledge of the Shareholders; provided, further, that nothing in the preceding clause shall limit or modify in any way the Shareholders' indemnification obligations under Article VIII below with respect any breach or inaccuracy in the representations and warranties made by the Company under this Agreement. The Disclosure Schedule shall be deemed to qualify and to be a part of the representations and warranties in this Article III, shall be arranged in sections corresponding to the numbered sections of this Article III, and each disclosure item in the Disclosure Schedule shall reference the specific section and paragraph numbers of this Agreement to which such disclosure applies.

         3.1 Organization of the Company and the Subsidiary.

                  (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Illinois. The Company has the corporate power to own, lease, and operate its properties and to carry on its business as now being conducted and as currently contemplated to be conducted. The Company is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified could have a Material Adverse Effect on the Company. The Company has delivered to counsel for

Parent true and correct copies of its Charter Documents. Schedule 3.1(a) of the Disclosure Schedule lists the directors and officers of the Company immediately prior to the Closing. Except as provided in the Charter Documents, the operations now being conducted by the Company are not now and have never been conducted by the Company under any other name. Schedule 3.1(a) of the Disclosure Schedule also lists every state or foreign jurisdiction in which the Company has employees or facilities or otherwise carries on business.

                  (b) The Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of Tianjin, China. The Subsidiary has the corporate power to own, lease, and operate its properties and to carry on its business as now being conducted and as currently contemplated to be conducted. The Subsidiary is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified could have a Material Adverse Effect on the Subsidiary. The Subsidiary has delivered to counsel for Parent true and correct copies of its formation documents. Schedule 3.1(b) of the Disclosure Schedule lists the directors and officers of the Subsidiary immediately prior to the Closing. The operations now being conducted by the Subsidiary are not now and have never been conducted by the Subsidiary under any other name. Schedule 3.1(b) of the Disclosure Schedule also lists every state or foreign jurisdiction in which the Subsidiary has employees or facilities or otherwise carries on business.

         3.2 Company Capital Structure.

                  (a) The authorized capital stock of the Company consists of 100,000 shares of Company Common Stock. As of the date of this Agreement, the Company has issued and outstanding 1,000 shares of Company Common Stock. As of the date hereof, the capitalization of the Company is as set forth on Schedule 3.2(a) of the Disclosure Schedule. The Company Capital Stock is held by the Shareholders with the domicile addresses as set forth on Schedule 3.2(a) of the Disclosure Schedule. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid, and non-assessable and not subject to any preemptive rights created by statute, the Charter Documents, or any agreement to which the Company or any Shareholder is a party or by which the Company or any Shareholder is bound. All outstanding Company Capital Stock has been issued in compliance with all applicable statutes, laws, rules, and regulations, including federal and state securities laws. No shares of Company Capital Stock are subject to a right of repurchase or other condition of forfeiture. The Company has not, and will not have, suffered or incurred any liability (contingent or otherwise) or claim, loss, liability, damage, deficiency, cost, or expense relating to or arising out of the issuance or repurchase of any Company Capital Stock, or out of any agreements or arrangements relating thereto. There are no declared or accrued but unpaid dividends with respect to any shares of Company Capital Stock. No vesting provisions applicable to any shares of Company Capital Stock, or to any rights to purchase Company Capital Stock, will accelerate as a result of the Share Purchase.

                  (b) The Company has never adopted, sponsored or maintained any stock option plan or agreement providing for equity compensation to any person.

                  (c) The Company has no (and has never had any) commitment or obligation of any character, either firm or conditional, written or oral, to issue, deliver or sell, or repurchase or redeem, or cause to be issued, delivered, sold, repurchased, or redeemed, under offers, stock option agreements, stock bonus agreements, stock purchase plans, incentive compensation plans, warrants, calls, conversion rights, or otherwise, any shares of the capital stock or other securities of the Company. There are no voting trusts, proxies, or other agreements or understandings to which the Company is a party with respect to the shares of Company Capital Stock. There are no securities of the Company issued, reserved for issuance, or outstanding. Except as set forth in the Unit Appreciation Plan, there are no (and have never been any) outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. Following the Closing, there will be no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar right with respect to the Company.

                  (d) Schedule 3.2(d) sets forth the names of all UAP Participants and the amounts of all UAP Payments to be made to the UAP Participants under the UAP Termination Agreement. The Company has delivered to Parent a true and complete copy of the Unit Appreciation Plan and the UAP Termination Agreement. The Unit Appreciation Plan was terminated in accordance with the UAP Termination Agreement effective immediately prior to the Closing. Under the terms of the Unit Appreciation Plan, the UAP Participants will receive the UAP Payments at the Closing. Following the Closing, the Company will have no obligation, contingent or otherwise, to any UAP Participant under the Unit Appreciation Plan.

                  (e) The payment of the Net Total Consideration as set forth in
Section 2.3 hereof does not conflict with the Articles of Incorporation of the Company as amended and in effect immediately prior to the Closing.

                  (f) At or before the Closing, any rights of any holder or prospective holder of the Company's securities to cause such securities to be registered under the Securities Act, and any information rights, voting rights, rights of co-sale, rights to maintain equity percentage, rights of first refusal, and the like that may exist for the benefit of any such holder or prospective holder shall have been terminated.

         3.3 Subsidiaries, Joint Ventures, Etc.

                  (a) Other than the Subsidiary, the Company does not have, and has never had, any subsidiary or affiliated company and does not otherwise own, and has never otherwise owned, any equity, debt, or other ownership interest in, and does not control and has never controlled, directly or indirectly, any other corporation, partnership, limited liability company, joint venture, business trust or association, or other entity.

                  (b) The registered capital of the Subsidiary consists of $200,000, all of which were contributed by the Company. All such registered capital of the Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable, is wholly owned directly by the Company, free and clear of any lien, adverse claim, security interest, equity interest, or other encumbrance. There are no, and never have been any, options, warrants, calls, rights, commitments, or agreements of any character, written or oral, to which the Company, the Subsidiary, or any Shareholder is or was a party, or by which either of the Company, the Subsidiary, or any Shareholder is or was bound, obligating the Subsidiary (i) to issue, deliver, sell, repurchase, or redeem, or cause to be issued, delivered, sold, repurchased, or redeemed, any shares of the Subsidiary's capital stock, or
(ii) to register additional capital.

         3.4 Authority. The Company has all requisite corporate power and authority to enter into this Agreement and any related agreements to which it is a party ("Related Agreements") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. The Company's Board of Directors has unanimously approved the Share Purchase and this Agreement. This Agreement and the Related Agreements have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

         3.5 No Conflict. The execution and delivery of this Agreement and any Related Agreement by the Company do not, and the consummation of the transactions contemplated hereby does not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (a) any provision of the Charter Documents or the formation documents of the Subsidiary; (b) any mortgage, indenture, lease, contract, or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to the Company, the Subsidiary, or their respective properties or assets (whether tangible or intangible); (c) any judgment, order, or decree applicable to the Company, the Subsidiary, or their respective properties or assets (whether tangible or intangible); or (d) any statute, law, ordinance, rule, or regulation applicable to the Company, the Subsidiary, or their properties or assets.

         3.6 Consents. No consent, notice, waiver, approval, order, or authorization of, or registration, declaration, or filing with, any court, administrative agency, or commission or other federal, state, county, local, or foreign governmental authority, instrumentality, agency, or commission ("Governmental Entity") or any third party, including a party to any agreement with the Company or the Subsidiary (so as not to trigger any Conflict) is required by or with respect to the Company, the Subsidiary, or any Shareholder in connection with the execution and delivery of this Agreement, the Related Agreements, or the consummation of the transactions contemplated hereby or thereby, except for such other consents, waivers, authorizations, filings, approvals, and registrations as are set forth on Schedule 3.6 of the Disclosure Schedule.

         3.7 Company Financial Statements. Schedule 3.7 of the Disclosure Schedule sets forth true and correct copies of the Company Financials. The Company Financials are complete and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, and consistent with each other, except for the absence of footnotes in the case of the Company Interim Financials. The Company Financials present fairly the financial condition and operating results of the Company as of the respective dates and for the periods indicated therein, subject in the case of the unaudited consolidated financial statements to normal year-end adjustments, which will not in any event be material in amount or significance in any individual case or in the aggregate.

         3.8 No Undisclosed Liabilities; Liability Schedule.

                  (a) Neither of the Company nor the Subsidiary has any liability, indebtedness, obligation, expense, claim, deficiency, guaranty, or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured, or otherwise (whether or not required to be reflected in financial statements in accordance with GAAP), except (i) liabilities provided for in the Company Balance Sheet, (ii) liabilities incurred since September 30, 2003 in the ordinary and usual course of business, consistent with past practice, and (iii) liabilities identified on Schedule 3.8(a) of the Disclosure Schedule.

                  (b) Schedule 3.8(b) of the Disclosure Schedule separately identifies any liability, indebtedness, obligation, expense, claim, deficiency, guarantee, or endorsement of the Company or the Subsidiary of any type, whether accrued, absolute, contingent, matured, unmatured, or otherwise, greater than $25,000 (or that would reasonably be expected to be greater than such amount in the case of contingent liabilities), whether or not reflected in the Company Financials.

                  (c) The Company has not made any draw against its line of credit with Bank of America dated October 31, 2003, and there are no outstanding obligations under such facility.

         3.9 No Changes. Except as set forth on Schedule 3.9 of the Disclosure Schedule, since December 31, 2002 (or such other date specifically set forth below), the Company and the Subsidiary have (i) conducted business only in the ordinary and usual course, consistent with past practices, and (ii) without limiting the generality of the foregoing:

                  (a) There has not occurred any event, change, or circumstance that, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect on the Company or the Subsidiary.

                  (b) Neither the Company nor the Subsidiary has issued, or authorized for issuance, any equity security, bond, note, or other security of the Company or the Subsidiary, or accelerated the vesting of any employee stock benefits (including vesting under stock purchase agreements or stock appreciation rights). Neither the Company nor the Subsidiary has granted or entered into any commitment or obligation to issue or sell any such equity security, bond, note, or other security of the Company or the Subsidiary, whether pursuant to offers, stock option agreements, stock bonus agreements, stock purchase plans, incentive compensation plans, warrants, calls, conversion rights, stock appreciation rights or otherwise.

                  (c) Neither the Company nor the Subsidiary has incurred any debt for borrowed money, nor incurred any obligation or liability (fixed, contingent, or otherwise), except in the ordinary and usual course of the business of the Company or the Subsidiary, as the case may be, consistent with past practices.

                  (d) Neither the Company nor the Subsidiary has paid any obligation or liability (fixed, contingent, or otherwise), or discharged or satisfied any lien or encumbrance, or settled any liability, claim, dispute, proceeding, suit, or appeal, pending, or threatened against it or any of its assets or properties, except for current liabilities included in the Company Balance Sheet and current liabilities incurred since the date of the Company Balance Sheet in the ordinary and usual course of business of the Company or the Subsidiary, as the case may be, consistent with past practices.

                  (e) Neither the Company nor the Subsidiary has declared, set aside for payment, or paid any dividend, or made any payment or other distribution on or with respect to any share of its capital stock.

                  (f) Neither the Company nor the Subsidiary has purchased, redeemed, or otherwise acquired or committed itself to acquire, directly or indirectly, any share or shares of its capital stock.

                  (g) Neither the Company nor the Subsidiary has mortgaged, pledged, or otherwise encumbered any of its assets or properties, tangible or intangible, nor are such assets and properties subject to any Lien, nor has either committed itself to do any of the foregoing, except for Liens for current Taxes which are not yet due and payable and purchase money liens arising out of the purchase or sale of products or services made in the ordinary and usual course of business, consistent with past practice.

                  (h) Neither the Company nor the Subsidiary has disposed of, or agreed to dispose of, any asset or property, tangible or intangible, except in the ordinary and usual course of business, consistent with past practice, and in each case for a consideration at least equal to the fair value of such asset or property, nor has either of the Company or the Subsidiary leased or licensed to others (including officers and directors of the Company or the Subsidiary), or agreed so to lease or license, any asset or property, except for the licensing of the Company's software to the customers of the Company or the Subsidiary (including resellers, independent software vendors, and original equipment manufacturers) in the ordinary course of business consistent with past practice, nor has either of the Company or the Subsidiary discontinued any product line or the production, sale or other disposition of any of its products or services.

                  (i) Neither the Company nor the Subsidiary has purchased or agreed to purchase or otherwise acquire any debt or equity securities of any corporation, partnership, joint venture, firm or other entity. Since September 30, 2003, neither the Company nor the Subsidiary has made any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset, except in the ordinary and usual course of business, consistent with past practice, and the aggregate amount of all such expenditures and commitments made in the ordinary and usual course of business has not exceeded $200,000.

                  (j) Neither the Company nor the Subsidiary has entered into any transaction or contract, or made any commitment to do the same, except in the ordinary and usual course of business consistent with past practice and not involving an amount in any case in excess of $25,000 (excluding agreements under which the obligation of payment or performance has been satisfied in full). Neither the Company nor the Subsidiary has waived any right of substantial value or cancelled any debts or claims or voluntarily suffered any losses other than in the ordinary and usual course of business, consistent with past practice.

                  (k) Neither the Company nor the Subsidiary has sold, assigned, transferred, or conveyed, or committed itself to sell, assign, transfer or convey, any Company Intellectual Property, except for the licensing of the Company's software to the customers of the Company or the Subsidiary (including resellers, independent software vendors, and original equipment manufacturers) in the ordinary and usual course of business, consistent with past practice, and neither the Company nor the Subsidiary has entered into any product development, technology or product sharing, or similar strategic arrangement with any other party.

                  (l) Neither the Company nor the Subsidiary has effected or agreed to effect any amendment or supplement to any employee profit sharing, stock option, stock purchase, pension, bonus, incentive, retirement, medical reimbursement, life insurance, deferred compensation, or any other employee benefit plan or arrangement (except as contemplated by this Agreement).

                  (m) Neither the Company nor the Subsidiary has paid or committed itself to pay to or for the benefit of any of its directors, officers, employees, advisors, or shareholders any compensation of any kind other than wages, salaries, bonuses, and benefits at times and rates in effect prior to December 31, 2002.

                  (n) Neither the Company nor the Subsidiary has effected or agreed to effect any change, including by way of hiring or involuntary termination, in its directors, executive officers, or Key Employees.

                  (o) Neither the Company nor the Subsidiary has incurred any work stoppage, labor strike, or other labor trouble, or any action, suit, claim, labor dispute, or grievance relating to any labor, safety or discrimination matter involving the Company or the Subsidiary, including, without limitation, charges of wrongful discharge or other unlawful labor practices or actions.

                  (p) The Company has not effected or committed itself to effect any amendment or modification of the Charter Documents (except as contemplated by this Agreement), and the Subsidiary has not effected or committed itself to effect any amendment or modification of its charter documents.

                  (q) Neither the Company nor the Subsidiary has changed its accounting methods or practices (including any change in depreciation or amortization policies or rates, any changes in policies in making or reversing accruals, or any change in capitalization of software development costs).

                  (r) Neither the Company nor the Subsidiary has revalued any of their respective assets, other than in the ordinary and usual course of business, consistent with past practice.

                  (s) Neither the Company nor the Subsidiary has made any loan to any person or entity, and has not guaranteed the payment of any loan or debt of any person or entity, except for (i) travel or similar advances made to employees in connection with their employment duties in the ordinary and usual course of business, consistent with past practice, and (ii) accounts receivable incurred in the ordinary and usual course of business, consistent with past practice.

                  (t) Neither the Company nor the Subsidiary has changed in any material respect the prices or royalties set or charged by it.

                  (u) Neither the Company nor the Subsidiary has commenced or received any notice of threat or commencement of any lawsuit or proceeding against or investigation of the Company, the Subsidiary, or their respective affairs.

                  (v) Neither the Company nor the Subsidiary has lost any material customer or material business or suffered the loss of, damage to or destruction of any material asset (whether tangible or intangible).

                  (w) Neither the Company nor the Subsidiary has negotiated or agreed to do any of the things described in the preceding clauses (a) through
(v) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

         3.10     Tax and Other Returns and Reports.

                  (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or, collectively, "Taxes," means (i) any and all federal, state, local, and foreign taxes, assessments and other governmental charges, duties, impositions, and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties, and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) of this Section 3.10(a) as a result of being a member of an affiliated, consolidated, combined, or unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) of this Section 3.10(a) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor or transferor entity.

                  (b) Tax Returns and Audits.

                           (i)      The Company and the Subsidiary have each
prepared and timely filed all required federal, state, local, and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the Company or the Subsidiary or its operations as required to be filed prior to the Closing and such Returns are true and correct and have been completed in accordance with applicable law.

                           (ii)     The Company and the Subsidiary have each
timely paid all Taxes it is required to pay and paid or withheld with respect to its employees (and paid over to the appropriate Taxing authority) all federal and state income taxes, Federal Insurance Contribution Act, Federal Unemployment Tax Act, and other Taxes required to be paid or withheld.

                           (iii)    Neither the Company nor the Subsidiary has
been delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed, or proposed against the Company or the Subsidiary, nor has the Company or the Subsidiary executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                           (iv)     No audit or other examination of any Return
of the Company or the Subsidiary is presently in progress, nor has the Company or the Subsidiary been notified of any request for such an audit or other examination.

                           (v)      Neither the Company nor the Subsidiary has
any liabilities for unpaid Taxes which have not been accrued or reserved on the Company Balance Sheet, whether asserted or unasserted, contingent, or otherwise, and neither the Company nor the Subsidiary has incurred any liability for Taxes since the date of the Company Balance Sheet other than in the ordinary course of business.

                           (vi)     The Company has made available to Parent or
its legal counsel, copies of all Tax Returns for the Company and the Subsidiary filed for all periods since their respective inceptions.

                           (vii)    There are (and immediately following the
Closing there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests, or other encumbrances of any sort (collectively, "Liens") on the assets of the Company or the Subsidiary relating to or attributable to Taxes other than Liens for Taxes not yet due and payable. There is no basis for the assertion of any claim relating or attributable to Taxes, which, if adversely determined, would result in any Lien for Taxes on the assets of the Company or the Subsidiary.

                           (viii)   None of the Company's consolidated assets is
treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

                           (ix)     The Company has not filed any consent
agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                           (x)      The Company is not, and has not been at any
time, a "United States Real Property Holding Corporation" within the meaning of
Section 897(c)(2) of the Code.

                           (xi)     No adjustment relating to any Return filed
by the Company or the Subsidiary has been proposed formally or, to the knowledge of the Company and each Shareholder, informally by any tax authority to the Company, the Subsidiary, or any representative thereof.

                           (xii)    Neither the Company nor the Subsidiary has
(A) ever been a member of an affiliated group (within the meaning of Code
Section 1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was Company), (B) ever been a party to any Tax sharing, indemnification or allocation agreement, nor does the Company or the Subsidiary owe any amount under any such agreement, (C) any liability for the Taxes of any person (other than Company or the Subsidiary) under Treas. Reg.
Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise; or (D) ever been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

                           (xiii)   The Company has not constituted either a
"distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

                           (xiv)    Neither the Company nor the Subsidiary has
engaged in a transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in Treas. Reg.
Section 1.6011-4(b)(2).

                           (xv)     No power of attorney relating to any Tax
matters has been granted with respect to the Company or the Subsidiary.

                           (xvi)    Each of the Company and any predecessor of
the Company has been a valid electing S corporation, within the meaning of Sections 1361 and 1362 of the Code and for state Tax law purposes, at all times since it elected S corporation status effective on January 1, 1987 and has filed all forms and taken all actions necessary to maintain such status.

                           (xvii)   The Subsidiary is not a "qualified
subchapter S subsidiary" within the meaning of Section 1361(b)(3)(B) of the Code.

                           (xviii)  The Company shall not be liable for any Tax
under Section 1374 of the Code in connection with the deemed sale of the Company's assets caused by a Section 338(h)(10) election, if such an election is made pursuant to Section 6.6 below. The Company has not in the past 10 years,
(A) acquired assets from another corporation in a transaction in which the Company's Tax basis of the acquired assets (or any other property) was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor, or (B) acquired the stock of any corporation which is a qualified subchapter S subsidiary.

                           (xix)    All tax sharing agreements or similar
agreements with respect to or involving the Company or the Subsidiary have been terminated, and after the Closing, neither the Company nor the Subsidiary shall be bound thereby or have any liability thereunder

                           (xx)     Each of the Company and the Subsidiary is in
full compliance with all terms and conditions of any Tax exemption, Tax holiday or other Tax reduction agreement or order of a territorial or non-U.S. government, and the consummation of the transactions contemplated by this Agreement will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption, Tax holiday or other Tax reduction agreement or order.

                  (c) Executive Compensation Tax. There is no contract, agreement, plan, or arrangement to which the Company is a party, including, without limitation, the provisions of this Agreement, covering any employee or former employee of the Company, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 404 or 162(m) of the Code.

         3.11     Restrictions on Business Activities. Except as provided in
Schedule 3.11 of the Disclosure Schedule, there is no agreement (non-competition, field of use, "most favored nation," or otherwise), commitment, judgment, injunction, order, or decree to which the Company or the Subsidiary is a party or otherwise binding upon the Company or the Subsidiary which has or could be expected to have the effect of prohibiting or impairing any business practice of the Company or the Subsidiary, any acquisition of property (tangible or intangible) by the Company or the Subsidiary, the conduct of business by the Company or the Subsidiary or otherwise limiting the freedom of the Company or the Subsidiary to engage in any line of business or to compete with any person. Without limiting the foregoing, neither the Company nor the Subsidiary has entered into any agreement under which the Company or the Subsidiary (a) is restricted from selling, licensing, manufacturing, or otherwise distributing any of the technology or products of the Company or from providing services to customers or potential customers, any class of customers, in any geographic area, during any period of time, or in any segment of the market; (b) is required to offer or sell its products or services to any person or entity on terms that are not less favorable than the terms under which such products or services are sold to other parties; or (c) triggers any business or commercial restriction as a result of the transactions contemplated hereby.

         3.12 Title to Properties; Absence of Liens and Encumbrances; Condition of Equipment, Customer Information.

                  (a) Other than the Company's assembly facility located at 4350 Chandler Drive, Hanover Park, Illinois (the "Owned Real Property"), neither the Company nor the Subsidiary owns any real property, nor has the Company or the Subsidiary ever owned any real property. Schedule 3.12(a) of the Disclosure Schedule sets forth a list of all real property currently leased, subleased or licensed by or from the Company or the Subsidiary or otherwise used or occupied by the Company or the Subsidiary for the operation of its business (the "Leased Real Property"), the name of any lessor, licensor, sublessor, master lessor and/or lessee, the date and term of any lease, license, sublease or other occupancy right and each amendment thereto and, with respect to any current lease, license, sublease or other occupancy right, the aggregate annual rental payable thereunder. The Owned Real Property and Leased Real Property shall be referred to herein collectively as the "Real Property". The Company has provided Parent true, correct and complete copies of all leases, lease guaranties, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in or relating to the Real Property, including all amendments, terminations and modifications thereof ("Real Property Agreements"); and there are no other Real Property Agreements for real property affecting the Real Property or to which Company is bound, other than those identified in Schedule 3.12(a) of the Disclosure Schedule. All such Real Property Agreements are valid and effective in accordance with their respective terms, and there is not, under any of such Real Property Agreements, any existing default, no rentals are past due, or event of default (or event which with notice or lapse of time, or both, would constitute a default). Neither the Company nor the Subsidiary has received any notice of a default, alleged failure to perform, or any offset or counterclaim with respect to any such Real Property Agreement, which has not been fully remedied and withdrawn. The Closing will not affect the enforceability against any person of any such Real

Property Agreement or the rights of the Company or the Subsidiary to the continued use and possession of the Real Property for the conduct of business as presently conducted. The Company currently occupies all of the Owned Real Property for the operation of its business and no other parties occupy, or have a right to occupy, the Owned Real Property. The Subsidiary currently occupies all of the Leased Real Property for the operation of its business, and no other parties occupy, or have a right to occupy, the Leased Real Property during the term of the leases for such Leased Real Property. The Real Property is in good operating condition and repair, free from structural, physical, and mechanical defects, is maintained in a manner consistent with standards generally followed with respect to similar properties, and is structurally sufficient and otherwise suitable for the conduct of the business as presently conducted. To the knowledge of the Company and each of the Shareholders, there are no natural or artificial conditions upon the Owned Real Property or any other facts or conditions which could, in the aggregate, have a material and adverse effect on the transferability, financeability, ownership, leasing, use, development, occupancy, or operation of any such real property. Neither the Company nor the Subsidiary has received any written or oral notice from any insurance company of any defects or inadequacies in any Real Property or any part thereof which could materially and adversely affect the insurability of such property or the premiums for the insurance thereof, nor has any notice been given by any insurer of any such property requesting the performance of any repairs, alterations, or other work with which compliance has not been made. There currently exists water, sewer, gas, electrical, telephone and telecommunication lines and surface drainage systems serving the Owned Real Property which have been licensed, permitted, completed, installed, and paid for and which are sufficient as licensed and permitted to service the operations of the Owned Real Property as currently occupied and operated. The Owned Real Property has adequate direct access to and from public roads and there are no pending or (to the knowledge of Company) threatened actions or proceedings which could impair or curtail such access. There are no pending, or, to the knowledge of the Company and each of the Shareholders, threatened assessments, improvements or activities of any public or quasi-public body either planned, in the process of construction or completed which may give rise to any assessment against the Real Property.

                  (b) Neither the operation of the Company or the Subsidiary on the Real Property nor, to the knowledge of the Company and each of the Shareholders, such Real Property, including the improvements thereon, violate in any material respect any applicable building code, ordinance, zoning requirement, or statute relating to such property or operations thereon, and any such non-violation is not dependent on so-called non-conforming use exceptions.

                  (c) To the knowledge of the Company and each of the Shareholders, there are no laws, statutes, rules, regulations or orders now in existence or under active consideration by any Governmental Entity which could require the Company or the Subsidiary to make any expenditure in excess of $5,000 to modify or improve the Real Property to bring it into compliance therewith.

                  (d) The Company or the Subsidiary, as applicable, has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their respective tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except (i) as reflected in the Current Balance Sheet, (ii) for Liens for Taxes not yet due and payable, and (iii) such imperfections of title and encumbrances, if any, which do not detract in any material way from the value, or interfere with the present use, of the property subject thereto or affected thereby.

                  (e) Schedule 3.12(e) of the Disclosure Schedule lists all items of equipment (the "Equipment") owned or leased by the Company or the Subsidiary, except individual pieces of equipment with a net book value of less than $25,000. All facilities, machinery, equipment, fixtures, vehicles, and other properties owned, leased or used by the Company or the Subsidiary are (i) adequate for the conduct of the business of the Company and the Subsidiary, as the case may be, as currently conducted and as proposed by the Company to be conducted and (ii) in good operating condition, maintained in the ordinary course of business, subject to normal wear and tear, and reasonably fit and usable for the purposes for which they are being used.

                  (f) The Company has sole and exclusive ownership, free and clear of any Liens, of the Company Customer Information. No person other than the Company possesses any claims or rights with respect to use of the Company Customer Information.

         3.13     Intellectual Property.

                  (a) Schedule 3.13(a) of the Disclosure Schedule lists (i) all Company Registered Intellectual Property and identifies whether such Company Registered Intellectual Property is owned by or filed in the name of the Company or the Subsidiary and (ii) any proceedings or actions before any court, tribunal (including the PTO) or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property or Company Intellectual Property.

                  (b) Each item of Company Intellectual Property, including all Company Registered Intellectual Property listed on Schedule 3.13(a) of the Disclosure Schedule, and all Intellectual Property licensed to the Company or the Subsidiary, is free and clear of any Liens. The Company is the exclusive owner or exclusive licensee of all Company Intellectual Property. The Subsidiary does not own or license any Company Intellectual Property.

                  (c) To the extent that any Intellectual Property has been developed or created independently or jointly by any person other than the Company for which the Company or the Subsidiary has, directly or indirectly, provided consideration, the Company has a written agreement with such person with respect thereto, and the Company thereby has obtained ownership of, and is the exclusive owner of, all such Intellectual Property therein and associated Intellectual Property Rights by operation of law or by valid assignment, and has required the waiver of all non-assignable rights, including but not limited to, all author or moral rights.

                  (d) Neither the Company nor the Subsidiary has transferred ownership of, or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Intellectual Property or Intellectual Property Rights that is or was Company Intellectual Property, to any other person.

                  (e) The Company Intellectual Property constitutes all the Intellectual Property and Intellectual Property Rights used in or necessary to the conduct of the business of the Company or the Subsidiary as currently is conducted or planned to be conducted, including, without limitation, the design, development, distribution, marketing, manufacture, use, import, license and sale of the products, technology and services of the Company or the Subsidiary (including products, technology or services currently under development).

                  (f) Other than (i) "shrink-wrap" and similar widely available binary code and commercial end-user licenses, but not including public or open technology, and (ii) other non-exclusive licenses and related agreements with respect thereto of the Company's products to end-users pursuant to written agreements that have been entered into in the ordinary course of business that do not materially differ in substance from the Company's standard form(s) of end-user license including attachments (which is or are included on Schedule 3.13(f) of the Disclosure Schedule), Schedule 3.13(f) of the Disclosure Schedule sets forth a true and complete list of all contracts, licenses and agreements to which the Company or the Subsidiary is a party with respect to any Intellectual Property and Intellectual Property Rights. Neither the Company nor the Subsidiary is in breach of, nor has the Company or the Subsidiary failed to perform under, any of the foregoing contracts, licenses or agreements and, to the Company's and each Shareholder's knowledge, no other party to any such contract, license or agreement is in breach thereof or has failed to perform thereunder. No third party who has licensed Intellectual Property or Intellectual Property Rights to the Company or the Subsidiary has ownership rights or license rights to improvements made by the Company or the Subsidiary in such Intellectual Property which has been licensed to the Company or the Subsidiary.

                  (g) Other than (i) "shrink-wrap" and similar widely available binary code and commercial end-user licenses, but not including public or open technology, and (ii) other non-exclusive licenses and related agreements with respect thereto of the Company's products to end-users pursuant to written agreements that have been entered into in the ordinary course of business that do not materially differ in substance from the Company's standard form(s) of end-user license including attachments (which is or are included on Schedule 3.13(f) of the Disclosure Schedule), Schedule 3.13(g) of the Disclosure Schedule sets forth a true and complete list of all contracts, licenses and agreements between the Company or the Subsidiary and any other person wherein or whereby the Company or the Subsidiary has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or the Subsidiary or such other person of the Intellectual Property Rights of any person other than the Company or the Subsidiary.

                  (h) The operation of the business of the Company and the Subsidiary as currently conducted or as currently contemplated to be conducted, including but not limited to the design, development, distribution, marketing, use, import, manufacture, license, and sale of the products, technology or services (including products, technology or services currently under development) of the Company or the Subsidiary, has not, does not and will not infringe or misappropriate the Intellectual Property Rights of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction. Neither the Company nor the Subsidiary has received any notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company or the Subsidiary infringes or misappropriates the Intellectual Property Rights of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction, nor does the Company or any Shareholder have knowledge of any basis therefor.

                  (i) Each item of Company Registered Intellectual Property is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark, or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. There are no actions that must be taken by the Company or the Subsidiary within 60 days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of obtaining, maintaining, perfecting, or preserving or renewing any Registered Intellectual Property. For each product, technology or service of the Company or the Subsidiary that constitutes or includes Intellectual Property, the Company or the Subsidiary has taken appropriate measures to make all such Intellectual Property Registered Intellectual Property. In each case in which the Company or the Subsidiary has acquired any Intellectual Property or Intellectual Property Rights from any person, the Company or the Subsidiary, as applicable, has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property and the associated Intellectual Property Rights (including the right to seek past and future damages with respect thereto) to the Company or the Subsidiary, as applicable, and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company or the Subsidiary has recorded each such assignment with all relevant governmental authorities, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

                  (j) Neither the Company nor any Shareholder has any knowledge of any facts or circumstances that would render any Company Intellectual Property invalid or unenforceable. Without limiting the foregoing, neither the Company nor any Shareholder knows of any information, materials, facts, or circumstances, including any information or fact that would constitute prior art, that would render any of the Company Registered Intellectual Property Rights invalid or unenforceable, or would adversely effect any pending application for any Company Registered Intellectual Property Right and neither the Company nor the Subsidiary has misrepresented, or failed to disclose, and has no knowledge (and none of the Shareholders have any knowledge) of any misrepresentation or failure to disclose, any fact or circumstances in any application for any Company Registered Intellectual Property Right that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any Company Registered Intellectual Property Right.

                  (k) There are no contracts, licenses or agreements between the Company or the Subsidiary and any other person with respect to Company Intellectual Property or other Intellectual Property used in and/or necessary to the conduct of the business as it is currently conducted or planned to be conducted under which there is any dispute regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company or the Subsidiary thereunder.

                  (l) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent or the Company by operation of law or otherwise of any contracts or agreements to which the Company is a party, will result in: (i) Parent, the Company, or the Subsidiary granting to any third party any right to or with respect to any Intellectual Property owned by, or licensed to, any of them; (ii) Parent, the Company, or the Subsidiary being bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses; or (iii) Parent, the Company, or the Subsidiary being obligated to pay any royalties or other material amounts to any third party in excess of those payable by any of them, respectively, in the absence of this Agreement or the transactions contemplated hereby.

                  (m) Neither the Company nor the Subsidiary has any currently pending claim against any third party for infringing or misappropriating any Company Intellectual Property and, to the knowledge of the Company and each Shareholder, no person or entity has or is infringing or misappropriating any Company Intellectual Property.

                  (n) There have been, and are, no claims asserted against the Company or the Subsidiary, related to any product or service of Company or the Subsidiary (including products or services currently under development).

                  (o) The Company and the Subsidiary have each taken those steps set forth on Schedule 3.13(o) of the Disclosure Schedule to protect the Company's and/or the Subsidiary's rights in confidential information and trade secrets of the Company and/or the Subsidiary or provided by any other person to the Company and/or the Subsidiary. Without limiting the foregoing, the Company included proprietary information, confidentiality and assignment agreements in the Employee Agreements. All Employees who have made any contribution to the Company Intellectual Property have executed agreements containing proprietary information, confidentiality and assignment agreements. The form of such provisions are identified or included in Schedule 3.13(a) of the Disclosure Schedule.

                  (p) There are no proceedings or actions before any court, tribunal or other governmental authority (including the PTO or equivalent authority anywhere in the world) related to the Company Intellectual Property. No Company Intellectual Property, Intellectual Property Rights, product, technology or service of the Company or the Subsidiary is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or the Subsidiary or may affect the validity, use or enforceability of such Company Intellectual Property.

                  (q) To the knowledge of the Company and each Shareholder, no
(i) product, technology, service or publication of the Company or the Subsidiary, (ii) material published or distributed by the Company or the Subsidiary, or (iii) conduct or statement of the Company or the Subsidiary constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any law or regulation.

                  (r) No government funding, facilities or resources of a university, college, other educational institution or research center or funding from third parties was used in the development of the Company Intellectual Property, and no Governmental Entity, university, college, other educational institution or research center has any claim or right in or to any Company Intellectual Property. No current or former employee, consultant or independent contractor of the Company or the Subsidiary who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, has performed services for the government, a university, college or other educational institution, or a research center, during a period of time during which such employee, consultant or independent contractor was also performing services for the Company or the Subsidiary.

                  (s) Neither the Company nor the Subsidiary uses (in any way) any software or other material that is distributed as "free software," "open source software" or under a similar licensing or distribution model (including but not limited to the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), the Sun Industry Standards License (SISL) and the Apache License) ("Open Source Materials"). Neither the Company nor the Subsidiary has (a) incorporated Open Source Materials into, or combined Open Source Materials with, the Company Intellectual Property; (b) distributed Open Source Materials in conjunction with any Company Intellectual Property; or (c) used Open Source Materials that create, or purport to create, obligations for the Company or the Subsidiary with respect to Company Intellectual Property or grant, or purport to grant, to any third party, any rights or immunities under Company Intellectual Property (including, but not limited to, using any Open Source Materials that require, as a condition of use, modification and/or distribution of such Open Source Materials that other software incorporated into, derived from or distributed with such Open Source Materials be (i) disclosed or distributed in source code form, (ii) be licensed for the purpose of making derivative works, or (iii) be redistributable at no charge).

                  (t) For purposes of this section:

                           "Company Sites" means the following sites of the
Company or the Subsidiary on the World Wide Web: http://www.maxrad.com; http://www.maxrad.org; http://www.maxrad.net; and the sites identified on
Schedule 3.13(t) of the Disclosure Schedule; and

                           "Privacy Statements" means, collectively, any and all
of the Company's or the Subsidiary's privacy policies published on the Company Sites or otherwise made available by the Company or the Subsidiary regarding the collection, retention, use and distribution of the personal information of individuals, including, without limitation, from visitors of any of the Company Sites ("Individuals").

                           (i)      The Company and the Subsidiary each (a)
complies in all material respects with the Privacy Statements as applicable to any given set of personal information collected by the Company or the Subsidiary from Individuals; (b) complies in all material respects with all applicable United States and foreign privacy laws and regulations regarding the collection, retention, use and disclosure of personal information; and (c) takes reasonable measures to protect and maintain the confidential nature of the personal information provided to the Company or the Subsidiary by Individuals, in accordance with the terms of the applicable Privacy Statements.

                           (ii)     The collection, retention, use and
distribution by the Company or the Subsidiary of all personal information collected by the Company or the Subsidiary from Individuals is governed by the Privacy Statement pursuant to which the data was collected. All versions of the Privacy Statements are substantially in the form attached hereto in Schedule 3.13(t)(ii) of the Disclosure Schedule.

                           (iii)    To the knowledge of the Company and each
Shareholder, no claims or controversies have arisen regarding the Privacy Statements or the implementation thereof.

         3.14     Product Warranties; Reserves. Except as set forth on Schedule
3.14 of the Disclosure Schedule, each product manufactured, sold, licensed, leased, or delivered by the Company or the Subsidiary ("Company Product") is delivered subject to the Company's standard terms and conditions of sale, license, or lease set forth on Schedule 3.14 of the Disclosure Schedule, subject to such reasonable variations therein that are not individually materially adverse to the Company, or beyond that implied or imposed by applicable law). The reserve on the Closing Balance Sheet for the Company's and the Subsidiary's replacement or repair liability and obligations with respect to the Company's Products is sufficient to cover such liabilities for Company products sold prior to the Closing. Schedule 3.14 of the Disclosure Schedule lists all warranty claims made with respect to Company Products prior to the Closing that remained outstanding as of the Closing (including the type and amounts of such claims for each customer who has submitted such a claim prior to the Closing).

         3.15 Agreements, Contracts and Commitments. Except as contemplated by this Agreement or as set forth on Schedule 3.15 of the Disclosure Schedule, neither the Company nor the Subsidiary is a party to, nor is either of them bound by:

                  (a) any agreements or arrangements with any current employee or consultant that contains any severance pay or post-employment liabilities or obligations;

                  (b) any collective bargaining agreements;

                  (c) any employment or consulting agreement, contract, or commitment with any officer, employee, individual consultant or salesperson, or consulting or sales agreement, contract, or commitment with a firm or other organization;

                  (d) any bonus, deferred compensation, pension, profit sharing, severance, or retirement plans or agreements, or any other employee benefit plans or arrangements;

                  (e) any stock option or stock purchase plan or arrangement, stock appreciation, bonus, deferred compensation, pension, profit sharing, or retirement plans, or any other employee benefit plans or arrangements;

                  (f) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan, or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                  (g) any fidelity or surety bond or completion bond;

                  (h) any agreement, contract, or commitment for the lease of personal property having a value individually in excess of $5,000;

                  (i) any agreement, contract, or commitment of indemnification or guaranty other than as set forth on Schedule 3.14, subject to such reasonable variations therein that are not individually materially adverse to the Company or the Subsidiary, as the case may require;

                  (j) any agreement, contract, or commitment containing any covenant limiting the freedom of the Company or the Subsidiary to engage in any line of business or to compete with any person or entity;

                  (k) any agreement, contract, or commitment relating to capital expenditures and involving future payments in excess of $25,000 in the aggregate;

                  (l) any agreement, contract, or commitment relating to the disposition or acquisition of assets (other than in the ordinary and usual course of business) or any interest in any business enterprise;

                  (m) any mortgages, indentures, guarantees, loans, or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money by the Company or the Subsidiary or extension of credit to the Company or the Subsidiary;

                  (n) any agreement, contract, or commitment concerning confidentiality (other than those entered in the ordinary and usual course of business);

                  (o) any agreement, contract, or commitment pursuant to which the Company or the Subsidiary has granted or may grant in the future, to any party, a source-code license or option or other right to use or acquire source-code, including any agreements which provide for source code escrow arrangements;

                  (p) any sales representative, original equipment manufacturer, value added, remarketer, or other agreement for distribution of the products, technology, or services of the Company or the Subsidiary, or the products or services of any other person or entity or any dealer, joint marketing (including any pilot program), or development agreement;

                  (q) any agreement, contract, or commitment pursuant to which the Company or the Subsidiary has advanced or loaned any amount to any shareholder of the Company or the Subsidiary or any director, officer, employee, or consultant of the Company or the Subsidiary other than business travel advances in the ordinary and usual course of business, consistent with past practice; or

                  (r) any other agreement, contract, or commitment that involves payment by the Company or the Subsidiary of $25,000 or more or which is not cancelable without penalty within 30 days.

         Neither the Company nor the Subsidiary has breached, violated, or defaulted under, or received notice that it has breached, violated, or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on any schedule relating to the representations and warranties set forth in Schedule 3.13 or on Schedule 3.15 of the Disclosure Schedule (any such agreement, contract or commitment, a "Contract"). Each of the Contracts is legal, valid and binding on the Company or the Subsidiary, as the case may require, and, to the knowledge of the Company and the Shareholders, the respective other parties thereto and is in full force and effect, and to the to the knowledge of the Company and the Shareholders, is enforceable against each party thereto in accordance with its terms. Neither the Company nor any Shareholder has knowledge of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice, or both under any Contract. Each Contract is in full force and effect and is not subject to any default, of which the Company or any Shareholder has knowledge, by any party obligated to the Company pursuant thereto. Following the Closing, the Company or the Subsidiary, as the case may require, shall have the right to exercise all of its rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments that the Company or the Subsidiary would otherwise be required to pay pursuant to the terms of such Contracts had the transaction contemplated by this Agreement not occurred. Without limiting the foregoing, upon consummation of the transactions contemplated by this Agreement, each Contract shall continue in full force and effect in accordance with its terms without penalty or other adverse consequence.

         3.16 Change of Control Payments. Schedule 3.16 of the Disclosure Schedule sets forth each plan or agreement pursuant to which any amounts may become payable in cash or otherwise (whether currently or in the future) to current or former officers, directors, employees of, or consultants to the Company or the Subsidiary as a result of or in connection with the Share Purchase, including the amounts payable to each UAP Participant under the UAP Termination Agreement and any amount payable (contingent or otherwise) under the Employee Agreements.

         3.17     Interested Party Transactions. Except as set forth on Schedule
3.17 of the Disclosure Schedule, no officer, director, or shareholder of the Company or the Subsidiary (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (a) an interest in any entity which has furnished or sold, or furnishes or sells, services, products, technology, or Intellectual Property that the Company or the Subsidiary furnishes or sells, or proposes to furnish or sell; (b) an interest in any entity that purchases from or sells or furnishes to the Company or the Subsidiary any goods or services; or (c) a beneficial interest in any Contract; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation on the New York Stock Exchange or The Nasdaq National Market shall not be deemed to be an "interest in any entity" for purposes of this
Section 3.17. There are no receivables of the Company or the Subsidiary owing by any director, officer, employee of, or consultant to, or shareholder of the Company or the Subsidiary (or any ancestor, sibling, descendant, or spouse of any such persons, or any trust, partnership, or corporation in which any of such persons has an economic interest), other than advances in the ordinary and usual course of business for reimbursable business expenses (as determined in accordance with the established employee reimbursement policies of the Company and consistent with past practice). None of the Shareholders has agreed to, or assumed, any obligation or duty to guaranty or otherwise assume or incur any obligation or liability of the Company or the Subsidiary. There are no agreements, contracts, or commitments with regard to contribution or indemnification between or among any of the Shareholders.

         3.18 Compliance with Laws; Governmental Authorization. The Company and the Subsidiary have complied in all respects with, are not in violation of, and have not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation. Schedule 3.18 of the Disclosure Schedule lists each material federal, state, county, local, or foreign governmental consent, license, permit, grant, or other authorization issued to the Company or the Subsidiary (a) pursuant to which the Company or the Subsidiary currently operates or holds any interest in any of its properties or
(b) which is required for the operation of the Company's or the Subsidiary's business as currently conducted or contemplated to be conducted or the holding of any such interest (collectively, the "Company Authorizations"), which Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company or the Subsidiary to operate or conduct their respective businesses or hold any interest in their respective properties or assets. The Company and the Subsidiary, as applicable, are each in material compliance with the terms of each of the Company Authorizations.

         3.19 Litigation. Except as set forth on Schedule 3.19 of the Disclosure Schedule, there is no claim, dispute, action, suit, or appeal, or proceeding of any nature pending or, to the Company's and each Shareholder's knowledge, threatened against the Company or the Subsidiary, their respective properties, or any of their respective officers, directors, or employees (in their capacities as such), nor, to the knowledge of the Company and each Shareholder, is there any reasonable basis therefor or threat thereof. To the knowledge of the Company and each Shareholder, there is no investigation or other proceeding pending or threatened against the Company or the Subsidiary, their respective properties (tangible or intangible) or any of their respective officers, directors or employees (in their capacities as such) by or before any Governmental Entity. Neither the Company nor the Subsidiary is subject to any order, writ, injunction, or decree of any court, agency, authority, arbitration panel, or other tribunal, and is not in default with respect to any such notice, order, writ, injunction, or decree. To the knowledge of the Company and Subsidiary, no Governmental Entity has at any time challenged or questioned the legal right of the Company or the Subsidiary to conduct its operations as presently or previously conducted or as currently contemplated to be conducted.

         3.20 Insurance. Schedule 3.20 of the Disclosure Schedule lists all material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, software errors and omissions, employees, officers, and directors of the Company and the Subsidiary, as well as claims made by the Company or the Subsidiary under any insurance policy in the two years prior to the date of this Agreement. There is no claim by the Company or the Subsidiary currently pending under any of such policies or bonds as to which coverage has been questioned, denied, or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company or the Subsidiary, as the case may require, is otherwise in compliance in all material respects with the terms of such policies and bonds. Neither the Company nor any Shareholder has any knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. Neither the Company nor the Subsidiary has ever been denied insurance coverage nor has any insurance policy of the Company or the Subsidiary ever been cancelled for any reason. The Company has renewed such insurance policies through May 5, 2004, but no longer.

         3.21 Minute Books; Books and Records. The minute books of the Company and the Subsidiary provided to counsel for Parent are the only minute books of the Company and the Subsidiary and contain an accurate summary of all meetings of directors (or committees thereof) and its shareholders or actions by written consent since the time of incorporation of the Company or the Subsidiary, as the case may require. The books and records of the Company and the Subsidiary (a) are accurate in all material respects and (b) are in the Company's possession or under its control.

         3.22     Environmental Matters.

                  (a) Hazardous Material. Neither of the Company or the Subsidiary has (i) operated any underground storage tanks at any property that either the Company or Subsidiary has at any time owned, operated, occupied or leased or (ii) released in violation of any Environmental Laws any substance that has been designated by any Governmental Entity or by applicable federal, state, foreign or local law to be radioactive, toxic, hazardous, or otherwise a danger to health, reproduction, or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde, and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials are present in, on or under any property, including the land and the improvements, ground water, and surface water thereof, that the Company or its Subsidiary has at any time owned, operated, occupied, or leased.

                  (b) Hazardous Materials Activities. Neither of the Company or the Subsidiary has transported, stored, used, manufactured, disposed of, released, or exposed its employees or others to Hazardous Materials in violation of any Environmental Law or in any manner that would result in liability to the Company or Subsidiary, nor has the Company or Subsidiary disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in violation of any Environmental Laws.

                  (c) Permits. The Company and Subsidiary currently hold all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the business of the Company and Subsidiary as such activities and businesses are currently being conducted and as are currently contemplated to be conducted. All such

Environmental Permits are valid and in full force and effect. The Company and Subsidiary have complied in all material respects with all covenants and conditions of any Environmental Permit that is or has been in force with respect to its Hazardous Materials Activities. No circumstances exist which could cause any Environmental Permit to be revoked, modified, or rendered non-renewable upon payment of the permit fee.

                  (d) Offsite Hazardous Material Disposal. Neither the Company nor the Subsidiary has transferred or released Hazardous Materials to any Disposal Site.

                  (e) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction, or claim is pending or, to the knowledge of the Company and each Shareholder, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company or Subsidiary. Neither the Company nor any Shareholder is aware of any fact or circumstance which could involve the Company or Subsidiary in any environmental litigation or impose upon the Company or the Subsidiary any environmental liability. Neither the Company nor any Subsidiary has entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other party with respect to liabilities arising out of Environmental Laws or the Hazardous Materials Activities of the Company or the Subsidiary.

                  (f) Reports and Records. The Company has delivered to Parent all environmental audits and environmental assessments of any Real Property conducted at the request of, or otherwise in possession of the Company or the Subsidiary. The Company has no records in its possession concerning any Hazardous Materials Activities of the Company or the Subsidiary. Each of the Company and the Subsidiary has complied with all environmental disclosure requirements (including with respect to environmental disclosure concerning the Subsidiary) imposed by applicable law with respect to this transaction.

         3.23 Brokers' and Finders' Fees; Third Party Expenses; Other Expenses. Except as set forth on Schedule 3.23 of the Disclosure Schedule, neither the Company nor the Subsidiary has incurred, nor will either of the Company or the Subsidiary incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions, fees related to investment banking or similar advisory services, or any similar charges in connection with this Agreement or any transaction contemplated hereby. Schedule 3.23 of the Disclosure Schedule sets forth all Third Party Expenses incurred by the Company and the Subsidiary in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby. In addition, Schedule 3.23 of the Disclosure Schedule sets forth all other liabilities and obligations of the Company or the Subsidiary that are contingent upon, or will occur or accelerate as a result of, the Closing, including, but not limited to, payments to employees for agreed severance, facility lease termination payments and other potential closure costs, equipment and other lease termination payments and any payments resulting from agreed upon early termination of contracts (including non-cancelable purchase commitments) contemplated by this Agreement (the "Contingent Closing Payments") other than the liabilities for (i) the UAP Payments and (ii) any payments required to be made under the Employee Agreements on the first anniversary of the Closing Date (which are detailed in Schedule 3.16 of the Disclosure Schedule). The UAP Payments shall not be considered Contingent Closing Payments for purposes of this Agreement.

         3.24 Employees; Compensation. Schedule 3.24 of the Disclosure Schedule constitutes a full and complete list of all current directors, officers, employees, and consultants of the Company and the Subsidiary, specifying their names and job designations, the total amount paid or payable to such director, officer, employee, or consultant in the prior fiscal year and from January 1, 2003 through September 30, 2003, and the basis of such compensation, whether fixed or commission or a combination thereof.

         3.25     Employee Matters and Benefit Plans.

                  (a) Schedule. Schedule 3.25(a) of the Disclosure Schedule contains an accurate and complete list of each Company Employee Plan and each Employee Agreement. Other than as set forth on Schedule 3.25(a) of the Disclosure Schedule, there are no Employment Agreements. Neither the Company, the Subsidiary, nor any ERISA Affiliate has any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to adopt or enter into any Company Employee Plan or Employee Agreement.

                  (b) Documents. The Company has provided to Parent correct and complete copies of: (i) all documents embodying each Company Employee Plan and each Employee Agreement including (without limitation) all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; (viii) all correspondence to or from any governmental agency relating to any Company Employee Plan; (ix) all COBRA forms and related notices (or such forms and notices as required under comparable law); (x) the three (3) most recent plan years discrimination tests for each Company Employee Plan; and
(xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

                  (c) Employee Plan Compliance.

                           (i)      The Company, the Subsidiary, and the ERISA
Affiliates have performed in all material respects all obligations required to be performed by them under, are not in default or violation of, and have no knowledge (and no Shareholder has knowledge) of any default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code.

                           (ii)     Any Company Employee Plan intended to be
qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either applied for, prior to the expiration of the requisite period under applicable Treasury Regulations or IRS pronouncements, or obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation. For each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code there has been no "partial termination" within the meaning of Section 411(d) of the Code for which any liability or obligation remains unsatisfied, or any event, condition or circumstance that has adversely affected or is likely to adversely affect such qualified status.


                           (iii)    No "prohibited transaction," within the
meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no actions, suits or claims pending, or, to the knowledge of the Company and each Shareholder, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to Parent, Company or any of its ERISA Affiliates (other than ordinary administration expenses).

                           (iv)     There are no audits, inquiries or
proceedings pending or, to the knowledge of the Company, each Shareholder, and any ERISA Affiliate, threatened by the IRS or DOL, or any other Governmental Entity with respect to any Company Employee Plan.

                           (v)      The Company, the Subsidiary, and any ERISA
Affiliate are not subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. The Company, the Subsidiary, and each ERISA Affiliate have timely made all contributions and other payments required by and due under the terms of each Company Employee Plan.

                  (d) No Pension or Welfare Plans. The Company, the Subsidiary, and any ERISA Affiliate have never maintained, established, sponsored, participated in, or contributed to, any

(i) Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code, (ii) Multiemployer Plan, (iii) "multiple employer plan" as defined in ERISA or the Code, or (iv) a "funded welfare plan" within the meaning of Section 419 of the Code. No Company Employee Plan provides health benefits that are not fully insured through an insurance contract.

                  (e) No Post-Employment Obligations. No Company Employee Plan provides, or reflects or represents any liability to provide post-termination or retiree welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company, the Subsidiary, and any ERISA Affiliate have never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with post-termination or retiree welfare benefits, except to the extent required by statute.

                  (f) Health Care Compliance. The Company, the Subsidiary, and any ERISA Affiliate have never in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its Employees.

                  (g) Past Acquisitions. The Company, the Subsidiary, and any ERISA Affiliate are not currently obligated to provide an Employee with any compensation or benefits pursuant to an agreement (e.g., an acquisition agreement) with a former employer of such Employee.

                  (h) Effect of Transaction. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                  (i) Termination of 401(k) Plan. The Company has terminated the 401(k) Plan pursuant to resolutions of the Board of Directors of the Company (the form and substance of which have been reviewed and approved by Parent), effective no later than the day immediately preceding the Closing Date. The Company has also taken such other actions in furtherance of terminating the 401(k) Plan as Parent reasonably required.

                  (j) Employment Matters. The Company, the Subsidiary, and each ERISA Affiliate: (i) is in compliance in all material respects with all applicable foreign, federal, state, and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy. The Company, the Subsidiary, and any ERISA Affiliate have no direct or indirect liability with respect to any misclassification of any person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer.

                  (k) Labor. No work stoppage or labor strike against the Company, the Subsidiary, or any ERISA Affiliate is pending, threatened or reasonably anticipated. Neither the Company nor any Shareholder knows of any activities or proceedings of any labor union to organize any Employees. Except as set forth in Schedule 3.25(k) of the Disclosure Schedule, there are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company and each Principal Shareholder, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to the Company. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Except as set forth in Schedule 3.25(k) of the Disclosure Schedule, the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated with respect to Employees. The Company has not incurred any material liability or material obligation under the Worker Adjustment and Retraining Notification Act or any similar state or local law which remains unsatisfied.

                  (l) International Employee Plan. The Company, the Subsidiary, and any ERISA Affiliate have no (nor have they ever had any) obligation to, maintain, establish, sponsor, participate in, or contribute to any International Employee Plan.

         3.26 Bank Accounts. Schedule 3.26 of the Disclosure Schedule constitutes a full and complete list of all the bank accounts and safe deposit boxes of the Company and the Subsidiary, the number of each such account or box, and the names of the persons authorized to draw on such accounts or to access such boxes. All cash in such accounts is held in demand deposits and is not subject to any restriction or documentation as to withdrawal.

         3.27 Indemnification Obligations. There are no actions, proceedings, or other events pending or threatened against any officer, director, or employee of the Company or the Subsidiary which could reasonably be expected to give rise to any indemnification obligation of the Company or the Subsidiary to their respective officers and directors under their respective charter documents or any agreement between the Company and the Subsidiary and any of their respective officers, directors, or employees.

         3.28 Accounts Receivable. The accounts receivable shown on the Closing Date Balance Sheet (a) arose in the ordinary course of business consistent with past practice, (b) represent bona fide claims against debtors for sales and other charges, and (c) net of reserves, are collectible in the book amounts thereof. The amounts carried for doubtful accounts and allowances disclosed in the Closing Date Balance Sheet were calculated in accordance with GAAP and in a manner consistent with prior periods and are sufficient to provide for any losses that may be sustained on realization of the receivables. No material amount of receivables are contingent upon the performance by the Company or the Subsidiary of any obligation or contract other than normal warranty repair and replacement. Schedule 3.28 of the Disclosure Schedule sets forth an aging of accounts receivable of the Company in the aggregate and by customer and indicates the amounts of allowances for doubtful accounts.

         3.29 Customers. Schedule 3.29 of the Disclosure Schedule contains an accurate and complete list of the top ten customers (by dollar amount of sales) of the Company or the Subsidiary during the nine months ended September 30, 2003. None of the customers of the Company or the Subsidiary listed on
Schedule 3.29 of the Disclosure Schedule have given notice to the Company or the Subsidiary that it has terminated or will terminate or not renew its contract with the Company or the Subsidiary before the scheduled expiration date of such contract, or otherwise terminate its relationship with the Company or the Subsidiary.

         3.30 Spreadsheet. The information contained in the Spreadsheet is complete and correct.

         3.31 Foreign Corrupt Practices Act. Neither the Company nor the Subsidiary has (nor has any of their respective officers, directors, or employees) taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder.

         3.32     Complete Copies of Materials. Except as set forth on Schedule
3.32 to the Disclosure Schedule, the Company has delivered or made available true and complete copies of each document (or summaries of same) that has been requested by Parent or its counsel or other advisors.

         3.33 Representations Complete. None of the representations or warranties made by the Company or the Shareholders (as modified by the Disclosure Schedule) in this Agreement and none of the statements made in any exhibit, schedule or certificate furnished by the Company or the Shareholders pursuant to this Agreement contains any untrue statement of material fact, or omits to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which made, not misleading.

         3.34 Director Liability. No fact or circumstance exists or has existed, nor has there been any act or failure to act, that could (i) give rise to a claim of liability or for damages by any Shareholder or the Company or the Subsidiary against any director of the Company or (ii) result in a claim against the Company for indemnification by any director of the Company.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

         Each Shareholder hereby, severally and not jointly, represents and warrants to Parent on the date hereof, as follows:

         4.1 Ownership of Company Capital Stock. Such Shareholder is the sole record and beneficial owner of the Company Capital Stock designated as being owned by such Shareholder opposite such Shareholder's name on Schedule 3.2(a) of the Disclosure Schedule. Such Company Capital Stock is not subject to any Lien or to any right of first refusal of any kind, and such Shareholder has not granted any right to purchase such Company Capital Stock to any other person or entity. Such Shareholder has the sole right to transfer such Company Capital Stock to Parent. Such Company Capital Stock constitutes all of the Company Capital Stock owned, beneficially or of record, by such Shareholder, and such Shareholder has no options, warrants, or other rights to acquire Company Capital Stock. Other than the Shareholders, no person or entity is the holder of any outstanding shares of Company Capital Stock or any option, warrant, or other right to acquire any shares of Company Capital Stock.

         4.2 Absence of Claims by the Shareholders. Such Shareholder does not have any claim against the Company, the Subsidiary, or any officer or director of the Company or the Subsidiary, whether present or future, contingent or unconditional, fixed or variable, under any contract or on any other basis whatsoever, whether in equity or at law. No fact or circumstance exists or has existed, nor has there been any act or failure to act, that could give rise to a claim of liability or for damages by such Shareholder against the Company, the Subsidiary, or any officer or director of the Company or the Subsidiary.

         4.3 No Conflict. The execution and delivery by such Shareholder of this Agreement and any Related Agreement to which it is a party and the consummation of the transactions contemplated hereby and thereby will not, conflict with (a) any provision of the formation documents of such Shareholder if such Shareholder is an entity, (b) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which such Shareholder or any of its properties or assets is subject, or (c) any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to such Shareholder or its properties or assets.

         4.4 Authority. If such Shareholder is an entity, it has all requisite power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. If such Shareholder is an individual, such Shareholder has the capacity to enter into this Agreement and any Related Agreement to which such Shareholder is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which such Shareholder is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action on the part of such Shareholder and no further action is required on the part of such Shareholder to authorize the Agreement and any Related Agreements to which it is a party and the transactions contemplated hereby and thereby.

This Agreement and each of the Related Agreements to which such Shareholder is a party has been duly executed and delivered by such Shareholder, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with their respective terms.

         4.5 Discussions with Officers. Such Shareholder has had an opportunity to review this Agreement and consult with such legal or financial advisors as it has deemed necessary or appropriate in connection with the execution and delivery hereof. Such Shareholder has further had sufficient opportunity to ask such questions of the officers or directors of the Company and the officers of the Parent as such Shareholder has deemed necessary or appropriate, and all such questions have been answered to the satisfaction of such Shareholder.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent hereby represents and warrants to the Company that on the date hereof:

         5.1 Organization of Parent. Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Parent has all requisite corporate power to own, lease, and operate its properties and to carry on its business as now being conducted.

         5.2 Authority; No Conflict. Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and constitutes valid and binding obligations of Parent, enforceable against Parent in accordance with its terms. The execution and delivery of this Agreement by Parent does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of any provision of the Certificate of Incorporation or Bylaws of Parent. No consent, approval, order or authorization of, or registration, declaration, or filing with, any Governmental Entity, is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         6.1 Confidentiality. Each Shareholder agrees not to disclose the Company's confidential proprietary information to any third party. The foregoing requirements of confidentiality shall not apply to information that is or in the future becomes freely available to the public through no fault of or action by such Shareholders or their agents.

         6.2 Public Disclosure. No Shareholder shall issue any statement or communication to any third party (other than their respective agents which shall be bound by similar restrictions with respect to issuing any such statements or communications) regarding the subject matter of this Agreement or the transactions contemplated hereby.

         6.3 Reasonable Efforts; Additional Documents; and Further Assurances. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents, and approvals, to provide requisite notices and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement. Each party hereto, at the request of the other party hereto, shall execute, and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

         6.4 Closing Date Balance Sheet. The Shareholders shall prepare and deliver the Closing Date Balance Sheet, which shall include the adjustments set forth in Schedule 6.4 hereof, within three business days after the Closing Date. To the extent not paid prior to Closing, all Third Party Expenses and Contingent Closing Payments shall be identified on the Closing Balance Sheet as liabilities of the Company as of the Closing.

         6.5 Expenses. All fees and expenses incurred in connection with the Share Purchase including, without limitation, all legal, accounting, financial advisory, consulting, and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby ("Third Party Expenses"), shall be the obligation of the respective party incurring such fees and expenses.

         6.6 Tax Matters.

                  (a) Section 338(h)(10) Election. The Company and each Shareholder shall join with Parent in making an election under Section 338(h)(10) of the Code (and any corresponding election under state, local and foreign tax law) with respect to the purchase and sale of the Company Capital Stock hereunder (collectively, a "Section 338(h)(10) Election") to allocate a value for each asset of Company equal to such asset's net book value as of the Closing Date, with the remainder of the Total Consideration, allocated to goodwill. Each Shareholder shall include any income, gain, loss, deduction or other tax item resulting from the Section 338(h)(10) Election on such Shareholder's Tax Returns to the extent required by applicable law. Holders of Company Capital Stock (including the Shareholders) shall also pay any tax imposed on the Company attributable to the making of the Section 338(h)(10) Election, including (i) any tax imposed under Section 1374 of the Code, (ii) any tax imposed under Treas. Regs. Sec. 1.338(h)(10)-1(e)(5), or (iii) any state, local or foreign Tax imposed on the Company's gain, and each Shareholder shall indemnify Parent and the Company against any adverse consequences arising out of any failure to pay any such Taxes. If Parent exercises its option to make a Section 338(h)(10) Election, neither the Company nor any Shareholder (or any of their respective affiliates) shall take any action or fail to take any action which would cause the Section 338(h)(10) Election not to be made with regard to the transactions specifically contemplated this Agreement.

                  (b) Purchase Price Allocation. Subject to Section 6.6(a) above, Parent, the Company and each of the Shareholders agree that the Total Consideration paid by Parent (plus any other relevant items) will be allocated among the assets of the Company for all purposes (including Tax and financial accounting) as shown on an allocation schedule to be provided by Parent within 60 days following the Closing. Parent, the Company, and each of the Shareholders shall file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

                  (c) Tax Periods Ending Before Closing Date. Each of the Shareholders shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date that are filed after the Closing Date. Parent shall approve each such Tax Return prior to its filing, which approval shall not be unreasonably withheld. The Shareholder Representative shall provide Parent with a copy of each such Tax Return no later than 30 days prior to the date it must be filed, and Parent shall provide notice to the Shareholder Representative within 10 days of any objections to such Tax Return. Parent's failure to provide such notice shall be deemed approval of such Tax Return. The parties shall work together in good faith to resolve any objections Parent may have to such Tax Return prior to filing. To the extent permitted by applicable law, each of the Shareholders shall include any income, gain, loss, deduction or other tax items for such periods on their Tax Returns in a manner consistent with the Schedule K-1s prepared for such periods.

                  (d) Cooperation on Tax Matters. Parent, the Company and each of the Shareholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns, a
Section 338(h)(10) Election and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information reasonably relevant to any such audit, litigation, or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company, each of the Shareholders, and Parent agree (i) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until expiration of the statute of limitations (and, to the extent notified by Parent or the Shareholders, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or the Shareholders, as the case may be, shall allow the other party to take possession of such books and records.

                  (e) Certain Taxes. All transfer, documentary, sales, use, stamp, registration, and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by the Shareholders when due, and the Shareholders shall, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Parent shall, and shall cause its affiliates to, join in the execution of any such Tax Returns and other documentation. Each of the Shareholders shall pay when due all federal, state, local or foreign Taxes attributable to the consideration payable or otherwise deliverable to it under this Agreement.

         6.7 Indemnification. From and after the Closing, Parent will cause the Company to fulfill and honor in all respects the obligations of the Company pursuant to the indemnification provisions under the Charter Documents as in effect on the date hereof. Such provisions of the Charter Documents will not be amended, repealed, or otherwise modified for a period of six years from the Closing Date in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Closing Date, were directors or officers of the Company ("Company Indemnified Parties"), unless such modification is required by law.

         6.8 Collection Efforts. Parent shall use commercially reasonable efforts, consistent with its current collection policies for accounts receivable collection, to collect the accounts receivable identified on the Closing Balance Sheet. To the extent that Parent is indemnified under Article VIII below for a Loss related to the breach of the Company's and the Shareholders' representation and warranty under Section 3.28 above related to a particular accounts of a Company customer, then, at the request of the Shareholders Representative, Parent shall assign over the Loss amount of such account receivable to the Shareholder Representative.

                                  ARTICLE VII

                                  DELIVERABLES

         7.1 Deliveries by Parent, the Company, and the Shareholders. Concurrently herewith, Parent, the Company, the Shareholders, and certain other individuals or parties as detailed below, shall deliver the following:


                  (a) Certificates of Company Capital Stock. Each Shareholder shall deliver to Parent certificate(s) representing the shares of Company Capital Stock held by such Shareholder as set forth on Schedule 3.2(a) to the Disclosure Schedule duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto; and

                  (b) W-9 Statements. Each Shareholder shall deliver to Parent a duly executed and completed Form W-9.

                  (c) Non-Competition and Employment Agreements. Each Key Employee shall deliver to parent a duly executed Non-Competition Agreement and a duly executed Employment Agreement. Parent shall deliver a duly executed Non-Competition Agreement and a duly executed Employment Agreement to each Key Employee.

                  (d) Legal Opinion. Holland & Knight, LLP, legal counsel to the Company, shall deliver to Parent the legal opinion in substantially the form attached hereto as Exhibit C.

                  (e) Certificate of Secretary of Company. The Company shall deliver to Parent a certificate duly executed by the Secretary of the Company, certifying as to (i) the terms and effectiveness of the Charter Documents and
(ii) the valid adoption of resolutions of the Board of Directors of the Company whereby this Agreement, the Share Purchase, and the transactions contemplated hereby were unanimously approved by the Board of Directors.

                  (f) Certificate of Good Standing. The Company shall deliver to Parent a certificate of good standing from the Secretary of State of the State of Illinois with respect to the Company which is dated within a reasonable period prior to Closing.

                  (g) Certificates of Status of Foreign Corporation. The Company shall deliver to Parent a Certificate of Status of Foreign Corporation of the Company issued by the Secretary of States of Indiana, which shall be dated within a reasonable period prior to the Closing. The Company shall deliver documentation reasonably satisfactory to Parent that the Subsidiary is in good standing under the laws of the People's Republic of China.

                  (h) Termination of 401(k) Plan. The Company shall deliver to Parent evidence reasonably satisfactory that its 401(k) Plan has been terminated pursuant to resolution of the Board of Directors of the Company (the form and substance of which shall have been subject to review and approved by Parent), effective as of the day immediately preceding the Closing Date.

                  (i) Resignation of Officers and Directors. The Company shall deliver to Parent a written resignation from each of the officers and directors of the Company effective as of the Closing.

                  (j) Termination/Modification of Agreements. The Company shall deliver to Parent evidence that each of those agreements listed on Schedule 7.1(j) has been terminated and that each of those agreements listed on Schedule 7.1(j) has been terminated in the manner set forth on such schedule.

                  (k) Spreadsheet. The Company shall deliver to Parent a spreadsheet (the "Spreadsheet") signed by the President and Chief Executive Officer of the Company, the Chief Financial Officer of the Company, and each Shareholder, which shall separately list, (i) all Third Party Expenses to be paid out of the Total Consideration, listing each person separately that shall receive a payment of Third Party expenses at Closing, the address (and contact person) for such payment, the amount to be paid to such person, and copies of all invoices regarding such Third Party expenses owing to such person shall be attached to the Spreadsheet (the "Third Party Payments"); (ii) all Contingent Closing Payments to be paid at closing, listing each person who shall receive a Contingent Closing Payment separately, the address (and contact person) for such payment; wire instructions for such person, the amount to be paid to such person, and a description of the nature of the contingent payment (provided that for purposes of this Agreement, the items identified on the Spreadsheet as employee bonus payments shall be treated as Contingent Closing Payments hereunder); (iii) all UAP Participants who shall receive a UAP Payment at Closing, the amount of such UAP Payment, the address of the UAP Participant;
(iv) the amount of any employer Taxes required to be paid in connection with the Contingent Closing Payments or the payments to the UAP Participants; (v) the amount of Net Total Consideration; and (vi) for each Shareholder, such Shareholder's address, the number of shares of Company Capital Stock held by such Shareholder, the certificate numbers for the shares held by such Shareholder, the date of acquisition of such shares, the amount of cash to be issued to each holder, the amount of cash to be deposited into the Escrow Fund on behalf of each Shareholder, and such Shareholder's Pro Rata Portion percentage.

                  (l) Section 338(h)(10) Election. The Company shall deliver to Parent an IRS Form 8023 indicating that a Section 338(h)(10) Election is being made for the Company, and such form shall have been signed by each of the Shareholders.

                  (m) Payments by Parent. Parent shall deliver, based on the Spreadsheet delivered by the Company and the Shareholders as described in
Section 7.1(k) above, the Total Consideration as follows:

                           (i)      An aggregate of $504,404.80 shall be paid to
the persons entitled to receive the Third Party Payments in accordance with wire or other instructions provided to Parent by the Company;

                           (ii)     An aggregate of $146,461.97 shall be paid to
the persons entitled to receive the Contingent Closing Payments payable at Closing as detailed in the Spreadsheet in accordance with wire or other instructions previously provided to Parent by the Company (Parent shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Section 7.1(m)(ii) to any person entitled to receive a Contingent Closing Payment such amounts as may be required to be deducted or withheld therefrom under any provision of federal, state, local, or foreign tax law or under any other applicable legal requirement; to the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person entitled to receive the Contingent Closing Payment hereunder to whom such amounts would otherwise have been paid);

                           (iii)    An aggregate of $1,715,724.00 shall be paid
to the UAP Participants as detailed in the Spreadsheet in accordance with the Company standard payroll practices (Parent shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Section 7.1(m)(iii) to any UAP Participant such amounts as may be required to be deducted or withheld therefrom under any provision of federal, state, local, or foreign tax law or under any other applicable legal requirement; to the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the UAP Participant to whom such amounts would otherwise have been paid);

                           (iv)     An aggregate of $27,001.70 shall be paid or
set aside for payment to the appropriate tax authorities for employer Taxes required to be paid in connection with the payments under clauses (ii) and (iii) above;

                           (v)      An amount equal to the Escrow Amount shall
be deposited with the Escrow Agent in accordance with wire instructions previously provided to Parent; and

                           (vi)     An amount equal to the Net Total
Consideration minus the Escrow Amount will be paid to the Shareholders in accordance with wire instructions previously provided to Parent.

                  (n) Receipts/Releases. Each of the persons receiving a portion of the Total Consideration, other than the Escrow Agent, shall have delivered to Parent a receipt relating to such payment, and in the case of a person receiving a Third Party Payment, Contingent Closing Payment, or UAP Payment, each such person shall have delivered a release to Parent in form reasonably satisfactory to Parent of the Company's obligations with respect to such persons relating to such payments have been satisfied in full and releasing the Company and Parent from any additional obligation with respect thereto.

                                  ARTICLE VIII

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                           INDEMNIFICATION AND ESCROW

         8.1 Survival of Representations, Warranties, and Covenants. The representations and warranties of the Company and the Shareholders contained in this Agreement or in any certificate or other instruments delivered pursuant to this Agreement, shall survive for a period of 12 months following the Closing Date; provided, however, that the representations and warranties contained in
Section 3.1(b) (Company Capital Structure), Section 3.4 (Authority), Section
3.10 (Tax Matters), Section 3.29 (Spreadsheet), and Article IV (Representations and Warranties of the Shareholders) shall survive for a period of 60 months following the Closing Date, and that any breach of a covenant or representation or warranty resulting from common law fraud shall survive indefinitely (the expiration of such 12 month or longer period, as applicable, the "Survival Date"). The representations and warranties of Parent contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall terminate at the Closing.

         8.2 Indemnification. The Shareholders hereby agree to indemnify and hold Parent and its officers, directors, and affiliates, including the Company (the "Indemnified Parties"), harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense (hereinafter individually a "Loss" and collectively "Losses") incurred or sustained by the Indemnified Parties, or any of them (including the Company), directly or indirectly, as a result of (a) any breach or inaccuracy of a representation or warranty of the Company or any Shareholder contained in this Agreement or in any certificate or other instruments delivered pursuant to this Agreement (without giving effect to any limitation as to "materiality," "Material Adverse Effect" or similar qualification set forth therein), (b) any failure by the Company or the Shareholders to perform or comply with any covenant applicable to any of them contained in this Agreement, if any, (c) any inaccuracy in the Spreadsheet, (d) the Company Environmental Liabilities or (e) those matters set forth on Schedule 8.2(e).

         8.3 Escrow Arrangements.

                  (a) Escrow Fund. By virtue of this Agreement and as security for the indemnity provided for in Section 8.2 hereof, promptly after the Closing, Parent will deposit with the Escrow Agent the Escrow Amount without any act of the Shareholders to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein. The Escrow Amount shall be available to compensate the Indemnified Parties for any claims by such parties for any Losses suffered or incurred by them and for which they are entitled to recovery under this Article VIII.

                  (b) Deductible Amount. Notwithstanding any provision of this Agreement to the contrary, and except as set forth in the second sentence of this Section 8.3(b), Parent may not recover any Losses under Section 8.2(a) unless and until one or more Officer's Certificates identifying such Losses under Section 8.2(a) in excess of $325,000 in the aggregate (the "Deductible Amount") has or have been delivered to the Escrow Agent and the Shareholder Representative as provided in Section 8.3(e) hereof and such Losses are (i) agreed to by the Shareholder Representative, (ii) not subject to an Objection Notice, validly delivered in accordance with the provisions of Section 8.3(f) hereof or (iii) determined to be subject to indemnification pursuant to Section 8.3(g) hereof, in which case Parent shall be entitled to recover all Losses so identified in excess of the Deductible Amount. Notwithstanding the foregoing, Parent shall be entitled to recover for, and the Deductible Amount shall not apply as a threshold to, any and all claims or payments made with respect to (A) all Losses incurred pursuant to clauses (b), (c), or (d) of Section 8.2 hereof,
(B) Losses resulting from any inaccuracy, breach or misrepresentation contained in the representations and warranties contained in Section 3.1(b) (Company Capital Structure), Section 3.4 (Authority), Section 3.10 (Tax Matters), Section
3.29 (Spreadsheet), or Article IV (Representations and Warranties of the Shareholders), (C) Losses resulting from the failure of any Shareholder to pay Agent Interpleader Expenses or Agent Indemnification Expenses pursuant to clauses (vi) and (vii) of Section 8.3(i) hereof or Independent Accounting Firm Expenses pursuant to Section 8.6(c) hereof, and (D) any amounts payable to Parent pursuant to the provisions of Section 8.6 below. For the purposes hereof, "Officer's Certificate" shall mean a certificate signed by any officer of
Parent: (1) stating that Parent has paid, sustained, incurred, or properly accrued, or reasonably anticipates that it will have to pay, sustain, incur, or accrue Losses, and (2) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid, sustained, incurred, or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related.

                  (c) Escrow Period; Distribution of Remaining Escrow Funds.

                           (i)      Subject to the following requirements, the
Escrow Fund shall be in existence immediately following the Closing and shall terminate at 5:00 p.m., local time at Parent's headquarters, on the date 12 months following the Closing Date (the "Escrow Period"); provided, however, that the Escrow Period shall not terminate with respect to any amount which, in the reasonable judgment of Parent, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent and the Shareholder Representative prior to the Escrow Period termination date. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Shareholders the remaining portion of the Escrow Fund, if any, not required to satisfy such claims. Deliveries of the Escrow Amount out of the Escrow Fund to the Shareholders pursuant to this Section 8.3(c)(i) shall be made in proportion to their respective Pro Rata Portions of the remaining Escrow Fund.

                           (ii)     Notwithstanding the provisions of clause (i)
above, within 10 days of the date six months following the Closing Date, the Escrow Agent shall deliver to the Shareholders an amount equal to the amount obtained by subtracting (A) the amount necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent and the Shareholder Representative prior to the date six month following the Closing Date from (B) $666,666.67 (if such figure is positive). Any deliveries of a portion of the Escrow Amount out of the Escrow Fund to the Shareholders pursuant to this Section 8.3(c)(ii) shall be made in proportion to their respective Pro Rata Portions of such portion of the Escrow Fund.

                           (iii)    Notwithstanding the provisions of clauses
(i) and (ii) above, (A) in the event that there are no Excess Liabilities, or there are Excess Liabilities and the amount of Excess Liabilities is less than $500,000.00, then within 10 days after the time Parent has made the calculations set forth in Section 8.6 below and any disputes regarding such calculations have been finally resolved as provided in Section 8.6 (the "Resolution Date"), the Escrow Agent shall deliver to the Shareholders an amount equal to the difference between (A) $500,000.00 and (B) the amount of the Excess Liabilities. Any deliveries of a portion of the Escrow Amount out of the Escrow Fund to the Shareholders pursuant to this Section 8.3(c)(iii) shall be made in proportion to their respective Pro Rata Portions of such portion of the Escrow Fund.

                  (d) Protection of Escrow Fund.

                           (i)      The Escrow Agent shall hold and safeguard
the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms of this Article VIII.

                           (ii)     The Escrow Amount shall be invested in U.S.
Treasury bills with maturities of not more than 30 days, and any interest paid on such Escrow Amount shall be added to the Escrow Fund and deemed part thereof. For any period of time before such U.S. Treasury bills can be purchased by the Escrow Agent or after such bills mature, the Escrow Amount shall be invested in a U.S. Bank money market account of the Escrow Agent, and any interest paid on such Escrow Amount during such time shall be added to the Escrow Fund and deemed part thereof. Each Shareholder shall be liable and responsible for any Taxes due with respect to income earned on such Shareholder's Pro Rata Portion of the Escrow Fund.

                  (e) Claims for Indemnification.

                           (i)      Upon receipt by the Escrow Agent at any time
on or before the last day of the Escrow Period of an Officer's Certificate, the Escrow Agent shall, subject to the provisions of Section 8.3(f), Section 8.3(g) and Section 8.6 hereof, deliver to Parent, as promptly as practicable, the remaining cash, if any, held in the Escrow Fund equal to such Losses identified in such Officer's

Certificate; provided, however, Parent agrees that it shall not deliver an Officer's Certificate for a Loss pursuant to the breach of the Company's and the Shareholders' representations and warranties under Section 3.28 above with respect to Parent's inability to collect a receivable identified on the Closing Balance Sheet prior to December 1, 2004.

                           (ii)     If the Shareholder Representative does not
object in writing within the 30-day period after delivery by the Parent of the Officer's Certificate, such failure to so object shall be an irrevocable acknowledgment by the Shareholder Representative and the Shareholders that the Indemnified Party is entitled to the full amount of the claim for Losses set forth in such Officer's Certificate.

                  (f) Objections to Claims against the Escrow Fund.

                           (i)      At the time of delivery of any Officer's
Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Shareholder Representative, and for a period of 30 days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amount pursuant to Section 8.3(e) (other than Agreed-Upon Losses) hereof unless the Escrow Agent shall have received written authorization from the Shareholder Representative to make such delivery. After the expiration of such 30-day period, subject to the limitations set forth below, the Escrow Agent shall make delivery of cash from the Escrow Fund equal to the amount of Losses claimed in the Officer's Certificate, provided that no such payment or delivery may be made if the Shareholder Representative shall object in a written statement to the claim made in the Officer's Certificate (an "Objection Notice"), and such Objection Notice shall have been delivered to the Escrow Agent prior to the expiration of such 30-day period. Notwithstanding the foregoing, the Shareholder Representative hereby waives the right to object to any claims against the Escrow Fund in respect of any Agreed-Upon Loss. The Shareholder Representative hereby authorizes the Escrow Agent to deliver cash from the Escrow Fund equal to the amount of Losses claimed in any Officer's Certificate in respect of any Agreed-Upon Loss upon receipt of such Officer's Certificate without regard to the 30-day period set forth in this Section 8.3(f).

                           (ii)     Notwithstanding the foregoing, the
calculation of Excess Liabilities at the Closing in accordance with the terms of
Section 8.6 below shall be conclusive and binding on all parties to this Agreement, and neither the Parent nor the Shareholder Representative shall have any further right to challenge such calculation of Net Liabilities at Closing, whether pursuant to the terms of this Section 8.3 or otherwise.

         (g) Resolution of Conflicts; Arbitration.

                           (i)      In case the Shareholder Representative
delivers an Objection Notice in accordance with Section 8.3(f) hereof (other than Agreed-Upon Losses), the Shareholder Representative and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholder Representative and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and, in the case of a claim against the Escrow Fund, shall be furnished to the Escrow Agent. The Escrow

Agent shall be entitled to rely on any such memorandum and make distributions from the Escrow Fund in accordance with the terms thereof.

                           (ii)     If no such agreement can be reached after
good faith negotiation and prior to 30 days after delivery of an Objection Notice, either Parent or the Shareholder Representative may demand arbitration of the matter unless the amount of the Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration, and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Parent and the Shareholder Representative. In the event that, within 30 days after submission of any dispute to arbitration, Parent and the Shareholder Representative cannot mutually agree on one arbitrator, then, within 15 days after the end of such 30-day period, Parent and the Shareholder Representative shall each select one arbitrator. The two arbitrators so selected shall select a third arbitrator. If either or both of the Shareholder Representative or Parent fails to select an arbitrator during this 15-day period, then the parties agree that the arbitration will be conducted by a single arbitrator selected by the Chicago, Illinois office of the AAA pursuant to the AAA's rules for selecting a neutral arbitrator where the parties do not reach agreement on the selection of an arbitrator.

                           (iii)    Any such arbitration shall be held in Cook
County, Illinois, under the rules then in effect of the AAA. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator, or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be final, binding, and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s), and the Escrow Agent shall be entitled to rely on, and make distributions from the Escrow Fund in accordance with, the terms of such award, judgment, decree or order as applicable. Within 30 days of a decision of the arbitrator(s) requiring payment by one party to another, such party shall make the payment to such other party.

                           (iv)     Judgment upon any award rendered by the
arbitrator(s) may be entered in any court having jurisdiction. The forgoing arbitration provision shall apply to any dispute among the Shareholders and an Indemnified Party under this Article VIII hereof, whether relating to claims upon the Escrow Fund or to the other indemnification obligations set forth in this Article VIII.

                           (v)      This Section 8.3(g) shall not apply to
claims against the Escrow Fund made in respect of (A) Agent Interpleader Expenses or Agent Indemnification Expenses pursuant to clauses (vi) and (vii) of
Section 8.3(i) hereof, (B) Independent Accounting Firm Expenses pursuant to
Section 8.6(c) hereof, or (C) the payments due Parent relating to Excess Liabilities which will instead be resolved pursuant to the procedures in Section
8.6 (each, an "Agreed-Upon Loss").

                  (h) Third-Party Claims. In the event Parent becomes aware of a third party claim (other than a claim that is the subject of an Agreed-Upon
Loss) (a "Third Party Claim") which Parent reasonably believes may result in a demand against the Escrow Fund or for other indemnification pursuant to this
Article VIII, Parent shall notify the Shareholder Representative of such claim, and the Shareholder Representative shall be entitled on behalf of the Shareholders, at its expense, to participate in, but not to determine or conduct, the defense of such Third Party Claim. Parent shall have the right in its sole discretion to conduct the defense of, and to settle, any such claim; provided, however, that except with the consent of the Shareholder Representative, no settlement of any such Third Party Claim with third party claimants shall be determinative of the amount of Losses relating to such matter. In the event that the Shareholder Representative has consented to any such settlement, the Shareholders shall have no power or authority to object under any provision of this Article VIII to the amount of any Third Party Claim by Parent against the Escrow Fund or against the Shareholders directly, as the case may be, with respect to such settlement. Notwithstanding anything in this Agreement to the contrary, this Section 8.3(h) shall not apply to any third party claim that is the subject of an Agreed-Upon Loss. Claims against the Escrow Fund made in respect of any Agreed-Upon Loss shall be resolved in the manner described in Section 8.3(g)(v) above.

                  (i) Escrow Agent's Duties.

                           (i)      The Escrow Agent shall be obligated only for
the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Shareholder Representative, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of legal counsel shall be conclusive evidence of such good faith.

                           (ii)     The Escrow Agent is hereby expressly
authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment, or decree being subsequently reversed, modified, annulled, set aside, vacated, or found to have been entered without jurisdiction.

                           (iii)    The Escrow Agent shall not be liable in any
respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                           (iv)     The Escrow Agent shall not be liable for the
expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                           (v)      In performing any duties under this
Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, common law fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with performing the Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                           (vi)     If any controversy arises between the
parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and the Escrow Amount and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damages. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and the Escrow Amounts held in escrow, except all costs, expenses, charges, and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action (the "Agent Interpleader Expenses") and which the parties agree to pay as follows: fifty percent (50%) to be paid by Parent and fifty percent (50%) to be paid by the Shareholders on the basis of the Shareholders' Pro Rata Portions; provided, however, that in the event any Shareholder fails to timely pay such Shareholder's Pro Rata Portion of the Agent Interpleader Expenses, the parties agree that Parent may at its option pay such Shareholder's Pro Rata Portion of the Agent Interpleader Expenses and recover an equal amount (which shall be deemed a Loss) from such Shareholder's Pro Rata Portion of the Escrow Fund. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                           (vii)    The parties and their respective successors
and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on Escrow

Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter, other than those arising out of the gross negligence or willful misconduct of the Escrow Agent (the "Agent Indemnification Expenses") as follows: fifty percent (50%) to be paid by Parent and fifty percent (50%) to be paid by the Shareholders on the basis of the Shareholders' Pro Rata Portions; provided, however, that in the event any Shareholder fails to timely pay such Shareholder's Pro Rata Portion of the Agent Indemnification Expenses, the parties agree that Parent may at its option pay such Shareholder's Pro Rata portion of the Agent Indemnification Expenses and recover an equal amount (which shall be deemed a Loss) from such Shareholder's Pro Rata Portion of the Escrow Fund.

                           (viii)   The Escrow Agent may resign at any time upon
giving at least 30 days written notice to the Parent and the Shareholder Representative; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: Parent and the Shareholder Representative shall use their commercially reasonable efforts to mutually agree on a successor escrow agent within 30 days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon appointment of a successor escrow agent, the Escrow Agent shall be discharged from any further duties and liability under this Agreement.

                  (j) Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent in accordance with the standard fee schedule of the Escrow Agent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement but that has been requested by an officer of Parent, or if the parties request a substantial modification of the terms of the Agreement, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Escrow Fund or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all reasonable costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy, or litigation.

                  (k) Successor Escrow Agents. Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Agreement without further act.

         8.4 Shareholder Representative.

                  (a) Each of the Shareholders hereby appoints Harris Bank, not individually but as Trustee of and on behalf of the George M. Hanus Trust, as its agent and attorney-in-fact, as the "Shareholder Representative" for and on behalf of the Shareholders to give and receive notices and communications, to authorize payment to any Indemnified Party from the Escrow Fund in satisfaction of claims by any Indemnified Party, to object to such payments, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, to assert, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to, any other claim by any Indemnified Party against any Shareholder or by any such Shareholder against any Indemnified Party or any dispute between any Indemnified Party and any such Shareholder, in each case relating to this Agreement or the transactions contemplated hereby, and to take all other actions that are either (i) necessary or appropriate in the judgment of the Shareholder Representative for the accomplishment of the foregoing or
(ii) specifically mandated by the terms of this Agreement. Such agency may be changed by the Shareholders from time to time upon not less than 30 days prior written notice to Parent; provided, however, that the Shareholder Representative may not be removed unless holders of a majority in interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. A vacancy in the position of Shareholder Representative may be filled by the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Shareholder Representative, and the Shareholder Representative shall not receive any compensation for its services. Notices or communications to or from the Shareholder Representative shall constitute notice to or from the Shareholders.

                  (b) The Shareholder Representative shall not be liable for any act done or omitted hereunder as Shareholder Representative while acting in good faith and in the exercise of reasonable judgment. The Shareholders on whose behalf the Escrow Amount was contributed to the Escrow Fund shall indemnify the Shareholder Representative and hold the Shareholder Representative harmless against any loss, liability, or expense incurred without gross negligence or bad faith on the part of the Shareholder Representative and arising out of or in connection with the acceptance or administration of the Shareholder Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Shareholder Representative ("Shareholder Representative Expenses"). A decision, act, consent, or instruction of the Shareholder Representative, including but not limited to an amendment or waiver of this Agreement pursuant to Section 9.12 hereof, shall constitute a decision of the Shareholders and shall be final, binding and conclusive upon the Shareholders; and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Shareholder Representative as being the decision, act, consent, or instruction of the Shareholders. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholder Representative.

         8.5 Maximum Payments; Remedy.

                  (a) Except as set forth in Section 8.5(b), Section 8.5(c) and
Section 8.5(d) hereof, the maximum amount an Indemnified Party may recover from a Shareholder individually pursuant to the indemnity set forth in Section 8.2 above for Losses shall be limited to an amount equal to such Shareholder's Pro Rata Portion of $2,000,000 of the Escrow Amount. An Indemnified Party's ability to recover for Excess Liabilities pursuant to Section 8.6 below shall not be limited in such manner.

                  (b) Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall limit the liability of any Shareholder (and the Escrow Fund shall not be the exclusive remedy) in respect of Losses arising out of any common law fraud on the part of such Shareholder. The parties further acknowledge that Parent shall recover any Losses resulting from any common law fraud by any Shareholder, either from the Escrow Fund or directly from such Shareholders, at Parent's sole election.

                  (c) Notwithstanding anything to the contrary set forth in this Agreement, the liability of any Shareholder shall not be limited to and the Escrow Fund shall not be the exclusive remedy for any common law fraud committed by the Company prior to the Closing. The parties further acknowledge that Parent shall recover any Losses resulting from any common law fraud committed by the Company prior to the Closing, either from the Escrow Fund or directly from such Shareholder, at Parent's sole election (the Shareholder shall be jointly and severally liable for any common law fraud by the Company).

                  (d) Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall limit the liability of the Company or the Shareholders for (i) any breach or inaccuracy of the representations and warranties set forth in Section 3.1(b) (Company Capital Structure), Section 3.4 (Authority), Section 3.10 (Tax Matters), Section 3.22 (Environmental Matters),
Section 3.29 (Spreadsheet), and Article IV (Representations and Warranties of the Shareholders); or (ii) any indemnity obligations arising under clauses (b) -
(d) of Section 8.2 above; or (iii) any payments due Parent under Section 8.6 below; provided, however, that with regard to any non-common law fraud and non-knowing and intentional breach or inaccuracy the representations and warranties set forth in Section 3.1(b) (Company Capital Structure), Section 3.4 (Authority), Section 3.10 (Tax Matters), Section 3.29 (Spreadsheet), and Article IV (Representations and Warranties of the Shareholders), any indemnification obligations arising under clauses (b) - (d) of Section 8.2 above, or any liability for Excess Liabilities under Section 8.6 below, Parent shall recover any such Losses first from the Escrow Fund and then directly from the Shareholders (the Shareholders shall be jointly and severally liable for all such liabilities).

         8.6 Adjustment to Consideration.

                  (a) Within 60 days following the Closing Date, Parent shall determine whether there are any Excess Liabilities or Excess Assets as of the Closing and give the Shareholder Representative notice of such determination. For purposes of making such calculation, Parent may use either the Closing Balance Sheet or the Adjusted Balance Sheet. For purposes of this Agreement, the amount by which (i) the Company's total assets (as defined by and determined in accordance with GAAP and consistent with past practices) as of the Closing Date minus (ii) the Company's total liabilities (as defined by and determined in accordance with GAAP and consistent with past practices) as of the Closing Date is less than or exceeds $7,000,000.00 shall be the "Excess

Liabilities" or "Excess Assets," as the case may be; provided, however, that to the extent not paid prior to or at the Closing, all Third Party Expenses and Contingent Closing Payments shall be considered as liabilities of the Company as of the Closing for purposes of the above calculation. As noted above, instead of using the Closing Balance Sheet for purposes of making the Excess Liabilities/Excess Assets calculation, Parent may, at its election, cause to be prepared an Adjusted Balance Sheet. If Parent elects to prepare the Adjusted Balance Sheet, such document shall be prepared in accordance with GAAP on a basis consistent with the most recent regularly prepared financial statements of the Company. If there are any Excess Liabilities, then the amount equal to such Excess Liabilities shall be paid to Parent out of the Escrow Fund in accordance with the terms of Section 8.3 hereof. If there are Excess Assets, within 10 days after the date Parent has made the calculations set forth in this Section 8.6 and any disputes regarding such calculations have been finally resolved as provided below, Parent shall pay to each Shareholder who has surrendered such Shareholder's Certificates as provided in Section 7.1(a) above such Shareholder's Pro Rata Portion of the amount of Excess Assets. If Parent calculates whether there are any Excess Liabilities or Excess Assets using the Adjusted Balance Sheet, then Parent shall deliver to the Shareholder Representative such Adjusted Balance Sheet within 60 days following the Closing Date. Following delivery by Parent to the Shareholder Representative of the Adjusted Balance Sheet, Parent shall give the Shareholder Representative reasonable access during Parent's regular Illinois business hours to those books and records of the Company in the possession of Parent and any personnel which relate to the preparation of the Adjusted Balance Sheet for purposes of resolving any disputes concerning the Adjusted Balance Sheet and the calculation of any Excess Liabilities or Excess Assets. If Parent uses the Closing Balance Sheet for purposes of making such calculation, subsections 8.6(b) -- (d) shall not be applicable.

                  (b) If Parent has elected to use the Adjusted Balance Sheet to calculate whether there are any Excess Liabilities of Excess Assets, the Shareholder Representative shall have 30 days following delivery of the Adjusted Balance Sheet during which to notify Parent in writing (the "Notice of Objection") of any good faith objections to the calculation of Excess Liabilities or Excess Assets, setting forth a reasonably specific and detailed description of its objections and, if known, the dollar amount of each objection. If the Shareholder Representative objects to the calculation of Excess Liabilities or Excess Assets, Parent and the Shareholder Representative shall attempt to resolve any such objections within 30 days of the receipt by Parent of the Notice of Objection.

                  (c) If Parent and the Shareholder Representative are unable to resolve any such dispute within the 10 day period following receipt of the Notice of Objection referred to in Section 8.6(b) hereof, Parent and the Shareholder Representative shall submit the dispute to a partner in the audit practice of any nationally recognized accounting firm that is mutually agreeable to both parties (the "Independent Accounting Firm"). Each of the parties to this Agreement shall, and shall cause their respective affiliates and representatives to, provide full cooperation to the Independent Accounting Firm. The Independent Accounting Firm shall (x) act in its capacity as an expert and not as an arbitrator, (y) consider only those matters as to which there is a dispute between the parties and (z) be instructed to reach its conclusions regarding any such dispute within 30 days after its appointment and provide a written explanation of its decision. In the event that Parent and the Shareholder Representative submit any dispute to an Independent Accounting Firm, each such party may submit a "position paper" to the Independent Accounting Firm setting forth the position of such party with respect to such dispute, to be considered by such Independent Accounting Firm as it deems appropriate. All expenses relating to the engagement of the Independent Accounting Firm ("Independent Accounting Firm Expenses") shall be paid fifty percent (50%) by Parent and fifty percent (50%) of such expenses shall be paid by the Shareholders; provided, however, that in the event any Shareholder fails to timely pay his or her Pro Rata Portion of the Independent Accounting Firm Expenses, the parties agree that Parent may at its option pay such Shareholder's Pro Rata Portion of the Independent Accounting Firm Expenses and recover an equal amount (which shall be deemed a Loss) from such Shareholder's Pro Rata Portion of the Escrow Fund.

                  (d) If the Shareholder Representative does not deliver a Notice of Objection in accordance with Section 8.6(b) hereof (i.e., within a 10 day period), the Adjusted Balance Sheet (together with Parent's calculation of Excess Liabilities or Excess Assets reflected thereon), shall be deemed to have been accepted by all of the parties to this Agreement. In the event that the Shareholder Representative delivers a Notice of Objection in accordance with the provisions above and Parent and the Shareholder Representative are able to resolve such dispute by mutual agreement, the Adjusted Balance Sheet, together with Parent's calculation of Excess Liabilities or Excess Assets reflected thereon, to the extent modified by mutual agreement of such parties, shall be deemed to have been accepted by all of the parties to this Agreement. In the event that the Shareholder Representative delivers a Notice of Objection in accordance with the provisions set forth above and Parent and the Shareholder Representative are unable to resolve such dispute by mutual agreement, the determination of the Independent Accounting Firm shall be final and binding on the parties, and the Adjusted Balance Sheet, together with Parent's calculation of Excess Liabilities or Excess Assets reflected thereon, to the extent modified by the Independent Accounting Firm, shall be deemed to have been accepted by all of the parties to this Agreement. Subject to the foregoing provisions, the calculation of Excess Liabilities or Excess Assets reflected on any such Adjusted Balance Sheet shall be conclusive and binding on all of the parties to this Agreement for purposes of this Section 8.6, no further adjustments shall be made thereto and none of Parent, the Shareholder Representative or the Shareholders shall have any further right to challenge such calculation of Excess Liabilities or Excess Assets, whether pursuant to the terms of Section
8.3 hereof or otherwise.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 Notices. Any request, communication, or other notice required or permitted hereunder shall be in writing and shall be deemed to have been duly given if sent by facsimile or delivered by recognized overnight or international courier service or personal delivery (as the situation may require) at the respective address or facsimile number of the party receiving notice as set forth below. Any party hereto may by notice so given change its address or facsimile number for future notice hereunder. All such notices and other communications hereunder shall be deemed given (a) upon confirmation of delivery, if sent by facsimile and (b) upon delivery, if sent by recognized overnight or international courier service or personal delivery:

                 (i)            if to Parent, to:

                           PCTEL, Inc.
                           8725 West Higgins Road, Suite 400
                           Chicago, Illinois 60631
                           Attention: General Counsel
                           Telephone: (773) 243-3013
                           Facsimile: (773) 243-3050

                           with a copy to (which shall not constitute notice):

                           Wilson Sonsini Goodrich & Rosati, P.C.
                           650 Page Mill Road
                           Palo Alto, California 94304
                           Attention: Douglas H. Collom
                                      Mark Baudler
                           Telephone: (650) 493-9300
                           Facsimile: (650) 493-6811

                  (ii)          if to the Shareholder Representative, as set
                           forth on Schedule 9.1 with respect to the Shareholder Representative.

                  (iii)         if to the Shareholders, to the respective
                           addresses of the Shareholders set forth on Schedule
                           9.1

                           with a copy to (which shall not constitute notice):

                           Holland & Knight, LLC
                           131 South Dearborn Street
                           30th Floor
                           Chicago, IL 60603
                           Attention: Elias M. Matsakis
                           Telephone: 312-263-3600
                           Facsimile: 312-578-6666

                  (iv)          if to the Escrow Agent:

                           U.S. Bank, National Association
                           Corporate Trust Services
                           One California Street
                           San Francisco, California 94111
                           Attention: Sheila Soares
                           Telephone No.: (415) 273-4582
                           Facsimile No.: (415) 273-4591

         9.2 Interpretation.

                  (a) The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation".

                  (b) The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment, or other agreement, whether oral or written, that is legally binding.

                  (c) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (d) For purposes of this Agreement, (i) references to the "knowledge" of the Company refer to the actual knowledge of John Cosmas, Steven Deppe, Larry Bess, Jay Maple, Martin Mannion or Robert Amberg; and (ii) references to the "knowledge" of a Shareholder refer to the actual knowledge of such Shareholder or, if such Shareholder is other than an individual, the actual knowledge of such Shareholder's officers, directors, trustees, or other decision-making persons who are individuals; provided, however, that in the case of subsection (i) above, such persons shall have made reasonable investigation and inquiry of those employees, consultants, advisors, and other representatives who have or could reasonably be expected to have knowledge of such fact or matter.

                  (e) For purposes of this Agreement, the term "person" means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm, or other enterprise, association, organization, entity, or Governmental Entity.

         9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         9.4 Entire Agreement; No Third Party Beneficiaries; Assignment. Other than the Confidentiality Agreement, this Agreement, the schedules and exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof, supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and no party shall be liable by any warranties or representations except as set forth herein or as expressly contemplated hereby;
(b) are not intended to confer upon any other person any rights or remedies hereunder (except as provided with respect to Company Indemnified Persons in Section 6.7 (Indemnification)); and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that, subsequent to the Closing, Parent may assign its rights and delegate its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         9.5 Rights Reservation. Notwithstanding anything to the contrary set forth in this Agreement, the representations and warranties made by the Company and the Shareholders under this Agreement or in any certificate or other instruments delivered pursuant to this Agreement, and any obligation of the Company and the Shareholders to indemnify the Indemnified Parties for breaches thereof under Section 8.2 above, will not be affected by any investigation of Parent or by Parent's knowledge that any such representation or warranty is or may be untrue or inaccurate. Furthermore and without limiting the foregoing, any waiver of the rights of Parent under this Agreement must be express and in writing.

         9.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void, or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         9.7 Other Remedies. Except as otherwise set forth herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         9.8 Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Cook County, State of Illinois, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, and agrees that process may be served upon them in any manner authorized by the laws of the State of Illinois for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue, and such process.

         9.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         9.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         9.11 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION,

PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE, OR ENFORCEMENT HEREOF.

         9.12 Amendment; Waivers. This Agreement may be amended and enforcement of any provision hereof may be waived by the Parent and the Shareholder Representative hereto at any time by execution of an instrument in writing signed on behalf of the party against whom enforcement is sought. For purposes of this Section 9.12, the Shareholders agree that any amendment or waiver of this Agreement signed by the Shareholder Representative shall be binding upon and effective against the Shareholders whether or not such Shareholders have signed such amendment.

                                    * * * * *

         IN WITNESS WHEREOF, Parent, the Company, each of the Shareholders, the Shareholder Representative, and the Escrow Agent have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

MAXRAD, INC.                                   PCTEL, INC.
an Illinois corporation                        a Delaware corporation

By: /s/ Steven L. Deppe                        By: /s/ Martin H. Singer
   ------------------------------                 ------------------------------
   Steven L. Deppe                                Martin H. Singer
   Chief Executive Officer                        Chairman and Chief Executive
                                                  Officer

SHAREHOLDER REPRESENTATIVE:

HARRIS TRUST AND SAVINGS BANK,
NOT INDIVIDUALLY BUT AS TRUSTEE
AND ON BEHALF OF GEORGE M.
HANUS TRUST DATED JUNE 7, 1986 -
MARITAL TRUST,
AS SHAREHOLDER REPRESENTATIVE

By: /s/ Stanley A. Kunecki
   ------------------------------
Name: Stanley A. Kunecki
Title: Vice President

SHAREHOLDERS:

KATHRYN L. HANUS                               GEORGE E. HANUS

By: /s/ Kathryn L. Hanus                       By: /s/ George E. Hanus
   ------------------------------                 ------------------------------

GERALDINE HANUS CHILDREN'S                GERALDINE HANUS CHILDREN'S
TRUSTS--KATHRYN L. HANUS                  TRUSTS--GEORGE E. HANUS
TRUST DATED OCTOBER 31, 2000              TRUST DATED OCTOBER 31, 2000
Not individually but solely as Trustee    Not individually but solely as Trustee

By: /s/ Stanley A. Kunecki                By: /s/ Stanley A. Kunecki
   ------------------------------            ------------------------------
Name: Stanley A. Kunecki                  Name: Stanely A. Kunecki
Title: Vice President                     Title: Vice President

GEORGE M. HANUS TRUST
DATED JUNE 7, 1986 - MARITAL TRUST
Not individually but solely as Trustee

By: /s/ Stanley A. Kunecki
   ------------------------------
Name: Stanley A. Kunecki
Title: Vice President

ESCROW AGENT
(as to the provisions of Article VIII only)

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Sheila Soares
   ------------------------------
Name: Sheila Soares
Title: Vice President

                                    EXHIBIT A

                                   PCTEL, INC.

                              EMPLOYMENT AGREEMENT

         This Agreement (the "Agreement") is entered into as of January 2, 2004 by and between PCTEL, Inc. ("Parent") and _________________ ("Employee"). All capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Purchase Agreement (as defined below).

         1. EFFECTIVENESS; EFFECTIVE DATE. This Agreement is being entered into contemporaneously with the consummation of the transactions contemplated by the Securities Purchase Agreement, dated as of an even date herewith, by and among Parent, MAXRAD, Inc., an Illinois corporation ("Maxrad"), and the other parties thereto (the "Purchase Agreement"). This Agreement shall become effective immediately subsequent to the Closing (as such term is defined in the Purchase Agreement) (the "Effective Date").

         2.       DUTIES AND SCOPE OF EMPLOYMENT.

                  (a) Positions and Duties. As of the Effective Date, Employee will serve as ______________________________ of Maxrad. Employee's initial duties and responsibilities are described on Exhibit A hereto. Employee will render such business and professional services in the performance of his duties, consistent with Employee's position within Maxrad, as shall reasonably be assigned to him by Parent's and Maxrad's management. The period of Employee's employment under this Agreement is referred to herein as the "Employment Term".

                  (b) Obligations. During the Employment Term, Employee will perform his duties faithfully and to the best of his ability and will devote his full business efforts and time to Parent (for purposes of this Agreement, the term "Parent" shall be deemed to include Maxrad and any other subsidiary or parent entities of Parent). For the duration of the Employment Term, Employee agrees not to actively engage in any other employment, occupation, or consulting activity for any direct or indirect remuneration without the prior approval of the President of Parent.

         3. AT-WILL EMPLOYMENT. The parties agree that Employee's employment with Parent will be "at-will" employment and may be terminated at any time with or without cause or notice. Employee understands and agrees that neither his job performance nor promotions, commendations, bonuses or the like from Parent give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of his employment with Parent.

         4.       COMPENSATION.

                  (a) Base Salary. During the Employment Term, Parent will pay Employee as compensation for his services a base salary at the annualized rate of $________ (the "Base Salary"), which salary shall be reviewed annually for possible increases. The Base Salary will be paid periodically in accordance with Parent's normal payroll practices and be subject to the usual, required withholdings.

                  (b) Bonus. Employee shall be eligible to receive an annual bonus of up to __% of Employee's annual salary, based upon Employee's performance and Parent's attainment of objectives to be determined by the Board of Directors of Parent (the "Board"), consistent with Parent's standard executive bonus policy as described in Exhibit C attached to this agreement. Employee must be employed by Parent on the payment date of a given bonus to receive such bonus. The determination of whether Employee has attained the objectives, and the timing and amount, if any, of each annual bonus shall be determined by the Board in its sole discretion. Any bonus payments will be subject to required withholdings.

                  (c) Stock Option. As of the Effective Date, Employee will be granted a stock option, which will be, to the extent permitted by Section 422(d) of the Internal Revenue Code of 1986, as amended (the "Code"), an "incentive stock option" (as defined in Section 422 of the Code), to purchase _______ shares of Parent's Common Stock at an exercise price equal to the closing sales price on the date of grant (the "Option"). The shares subject to the Option will vest over 48 months beginning on the Effective Date, with 25% of the shares subject to the Option vesting on the 12-month anniversary of the Effective Date, and 1/48th of the shares subject to the Option vesting on each monthly anniversary thereafter, subject to Employee's continued service to Parent on the relevant vesting dates. The Option will be subject to the terms, definitions and provisions of Parent's Amended and Restated 1997 Stock Plan (the "1997 Plan") and the stock option agreement between Employee and Parent (the "Option Agreement"), both of which documents are incorporated herein by reference.

                  (d) Retention Bonus. As of the Effective Date, Employee will be granted ________ restricted shares of Parent's Common Stock (the "Restricted Shares"). The Restricted Shares will vest on the 24-month anniversary of the Effective Date (the "Retention Date"), subject to Employee's continued service to Parent on the Retention Date. Vesting of the shares will constitute ordinary income to Employee at the fair market value of the shares on the Retention Date, under the IRS regulations then in effect, and will be subject to required withholdings. The Restricted Shares will be subject to the terms, definitions and provisions of the 1997 Stock Plan and the restricted stock agreement between Employee and Parent, both of which documents are incorporated herein by reference.

                  (e) Vacation. Employee shall be entitled to such vacation time, with full pay, as Maxrad customarily provides to its key management employees, subject to the approval of Parent, (but in no event less than four
(4) weeks per year), provided that unused vacation may be used by Employee in the following year only in accordance with, and as permitted by, Maxrad's then current vacation policies, as the same may be amended from time to time, which policies are subject to the approval of Parent. Vacation shall be taken in due consideration of Employee's duties and responsibilities under this Agreement.

                  (f) Reimbursement of Expenses. Employee shall be entitled to reimbursement of all reasonable and customary travel, entertainment and other business expenses incurred in the performance of his duties and responsibilities for Parent, upon submission of an itemized expense report accompanied by all receipts and vouchers evidencing the expenses, in accordance with Maxrad's then current business expense reimbursement policies, as the same may be amended from the time to time, which policies are subject to the approval of Parent.

         5. EMPLOYEE BENEFITS. During the Employment Term, Employee will be entitled to participate in the employee benefit plans currently and hereafter maintained by Maxrad of general applicability to other employees of Maxrad, including, without limitation, Maxrad's group medical, dental, and life insurance plans, all of which are subject to the approval of Parent. A listing of such Maxrad employee benefit plans is attached hereto as Exhibit B. Employee will also be entitled to participate in Parent's 401(k) plan. Parent reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

         6.       SEVERANCE.

                  (a) Involuntary Termination. If, prior to the Retention Date, Employee's employment with Parent is terminated (1) by Parent for reasons other than Cause (as defined below) or (2) by Employee pursuant to a Voluntary Termination for Good Reason (as defined below), and, in either case, Employee signs and does not revoke a standard release of claims with Parent in Parent's then-current standard form, then:

                           (i)      Employee shall be entitled to receive
continuing payments of severance pay at a rate equal to his Base Salary rate, as then in effect, for a period from such termination date through the Retention Date or twelve (12) months from such termination date, whichever is longer, to be paid periodically in accordance with Parent's normal payroll policies and subject to required withholdings;

                           (ii)     Employee shall be entitled to (A) receive
any bonus compensation earned through the date of termination in accordance with the terms of the applicable bonus compensation plans, (B) receive expense reimbursements and any accrued benefits (including, but not limited to, vacation and retirement benefits) through the date of termination in accordance with the terms of the applicable policies or plans, and (C) continue to participate in the applicable insurance, retirement and other fringe benefit plans through the date of termination and thereafter only to the extent required under the terms of such plans or programs;

                           (iii)    Parent shall pay the group health, dental
and vision plan continuation coverage premiums for Employee and covered dependents under Title X of the Consolidated Budget Reconciliation Act of 1985, as amended, through the earlier to occur of (A) the Retention Date or twelve
(12) months from the termination date, whichever is longer, or (B) the date upon which Employee and his eligible dependents are covered by similar plans of Employee's new employer; and

                           (iv)     the vesting of all outstanding equity awards
granted by Parent to Employee shall accelerate (or, as applicable, Parent's rights of repurchase shall lapse) so that Employee is vested in all such awards to the same extent Employee would have been vested had Employee's employment with Parent continued through the Retention Date.

                  (b) Other Termination. If Employee's employment with Parent terminates (1) voluntarily by Employee (other than pursuant to a Voluntary Termination for Good Reason prior to the Retention Date), (2) for Cause by Parent (at any time subsequent to the Effective Date), (3) by death or disability or (4) involuntarily (whether or not for Cause) by Parent subsequent to the Retention Date (provided, however, that the Noncompetition Agreement (as defined below) provides for certain severance benefits if Employee's employment with Parent is terminated under certain circumstances subsequent to the Retention Date as specifically provided therein), then

                           (i)      all vesting under Employee's outstanding
equity awards will cease immediately and all payments of compensation by Parent to Employee hereunder will cease immediately (except as to amounts already earned), and

                           (ii)     Employee will only be eligible for severance
benefits in accordance with Parent's established policies as then in effect.

         7. CONFIDENTIAL INFORMATION. Employee has entered into a Confidential Information and Invention Assignment Agreement, dated as of an even date herewith, with Parent (the "Proprietary Information Agreement"), which agreement shall remain in full force and effect.

         8. NONCOMPETE AGREEMENT. Contemporaneously with Employee entering into this Agreement, Employee is executing and delivering a Noncompetition Agreement, dated as of an even date herewith, in favor of Parent (the "Noncompetition Agreement"), which agreement shall remain in full force and effect.

         9. MANAGEMENT RETENTION AGREEMENT. Contemporaneously with Employee entering into this Agreement, Employee is executing and delivering a Management Retention Agreement, dated as of an even date herewith, in favor of Parent, substantially in the form attached hereto as Exhibit D (the "Management Retention Agreement"), which agreement shall become effective upon the two year anniversary of the Effective Date, subject to Employee's continued service to Parent on such date.

         10.      DEFINITIONS.

                  (a) Cause. "Cause" shall mean (1) Employee's conviction or commission of any act of embezzlement, theft, misappropriation, fraud or dishonesty in connection with Employee's employment by Parent, which results in, or could reasonably be expected to result in, (A) a material gain for Employee or others calculated by Employee to receive such gain or (B) a material loss for Parent or any of its officers, employees, suppliers, customers or agents; (2) Employee's conviction of, or plea of nolo contendere to, a felony, or, any crime involving an act of moral turpitude, (3) Employee's continuous failure to substantially perform Employee's duties under this Agreement

(other than any such failure resulting from Employee's inability to perform such duties as a result of a physical or mental impairment), which if susceptible to cure is not substantially cured by Employee within thirty (30) days after a written demand for substantial performance is given to Employee by Parent, which demand reasonably identifies the manner in which Parent believes that Employee has not substantially performed Employee's duties or (4) any material breach of any applicable invention assignment and confidentiality agreement or similar agreement between Parent and Employee, including the Proprietary Information Agreement.

                  (b) Voluntary Termination for Good Reason. "Voluntary Termination for Good Reason" shall mean Employee voluntarily resigns after the occurrence of any of the following (1) without Employee's express written consent, a material reduction of Employee's duties, title, authority or responsibilities, relative to Employee's duties, title, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to Employee of such reduced duties, title, authority or responsibilities; provided, however, that a reduction in duties, title, authority or responsibilities solely by virtue of Parent being acquired and made part of a larger entity (as, for example, when the Senior Vice-President of a business unit of Parent remains as such following a Change of Control) shall not by itself constitute grounds for a "Voluntary Termination for Good Reason;" (2) without Employee's express written consent, a material reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to Employee immediately prior to such reduction; (3) a reduction by Parent in the base salary of Employee as in effect immediately prior to such reduction; (4) a material reduction by Parent in the aggregate level of employee benefits, including bonuses, to which Employee was entitled immediately prior to such reduction with the result that Employee's aggregate benefits package is materially reduced (other than a reduction that generally applies to Parent Employees); (5) the relocation of Employee to a facility or a location more than thirty-five (35) miles from Employee's then present location, without Employee's express written consent; (6) the failure of Parent to obtain the assumption of this agreement by any successors contemplated in Section 11 below; or (7) any act or set of facts or circumstances which would, under Illinois case law or statute constitute a constructive termination of Employee.

         11. ASSIGNMENT. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors, and legal representatives of Employee upon Employee's death and (b) any successor of Parent. Any such successor of Parent will be deemed substituted for Parent or, as the case may be, under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of Parent. None of the rights of Employee to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance, or other disposition of Employee's right to compensation or other benefits will be null and void.

         12. NOTICES. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally, (b) one (1) day after being sent by a well established commercial overnight service, or (c) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

                  If to Parent:

                  PCTEL, Inc.
                  8725 West Higgins Road
                  Suite 400
                  Chicago, IL 60631
                  Telephone No.: (773) 243-3000
                  Facsimile No.: (773) 243-3049
                  Attn: Martin H. Singer, President

                  If to Employee:

                  to the address for notice set forth on the last page hereof.

         13. SEVERABILITY. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

         14.      ARBITRATION.

                  (a) General. In consideration of Employee's service to Parent, its promise to arbitrate all employment related disputes and Employee's receipt of the compensation, pay raises and other benefits paid to Employee by Parent, at present and in the future, Employee agrees that any and all controversies, claims, or disputes with anyone (including Parent and any employee, officer, director, shareholder or benefit plan of Parent in their capacity as such or otherwise) arising out of, relating to, or resulting from Employee's service to Parent under this Agreement or otherwise or the termination of Employee's service with Parent, including any breach of this Agreement, shall be subject to binding arbitration. Disputes which Employee agrees to arbitrate, and thereby agrees to waive any right to a trial by jury, include any statutory claims under state or federal law, including, but not limited to, claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, any applicable provisions of Illinois law, claims of harassment, discrimination or wrongful termination and any statutory claims. Employee further understands that this Agreement to arbitrate also applies to any disputes that Parent may have with Employee.

                  (b) Procedure. Employee agrees that any arbitration will be administered by the American Arbitration Association ("AAA") and that a neutral arbitrator will be selected in a manner consistent with its National Rules for the Resolution of Employment Disputes. The arbitration shall be held in Cook County, Illinois. The arbitration proceedings will allow for discovery according to the rules set forth in the National Rules for the Resolution of Employment Disputes. Employee agrees that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any arbitration hearing. Employee agrees that the arbitrator shall issue a written decision on the merits. Employee also agrees that the arbitrator shall have the power to award any remedies, including attorneys' fees and costs, available under applicable law. Employee understands Parent will pay for any administrative or hearing fees charged by the arbitrator or AAA except that Employee shall pay the first $200.00 of any filing fees associated with any arbitration Employee initiates.

                  (c) Remedy. Arbitration shall be the sole, exclusive and final remedy for any dispute between Employee and Parent. Accordingly, neither Employee nor Parent will be permitted to pursue court action regarding claims that are subject to arbitration. Notwithstanding, the arbitrator will not have the authority to disregard or refuse to enforce any lawful Parent policy, and the arbitrator shall not order or require Parent to adopt a policy not otherwise required by law, which Parent has not adopted.

                  (d) Availability of Injunctive Relief. Employee agrees that any party may petition the court for injunctive relief where either party alleges or claims a violation of this Agreement or the Proprietary Information Agreement or any other agreement regarding trade secrets, confidential information, nonsolicitation, or applicable provisions of Illinois law. In the event either party seeks injunctive relief, the prevailing party shall be entitled to recover reasonable costs and attorneys fees.

                  (e) Administrative Relief. Employee understands that this Agreement does not prohibit Employee from pursuing an administrative claim with a local, state, or federal administrative body such as the Department of Human Rights, the Equal Employment Opportunity Commission, or the workers' compensation board. This Agreement does, however, preclude Employee from pursuing court action regarding any such claim.

                  (f) Voluntary Nature of Agreement. Employee acknowledges and agrees that Employee is executing this Agreement voluntarily and without any duress or undue influence by Parent or anyone else. Employee further acknowledges and agrees that Employee has carefully read this Agreement and that Employee has asked any questions needed for Employee to understand the terms, consequences, and binding effect of this Agreement and fully understand it, including that Employee is waiving Employee's right to a jury trial. Finally, Employee agrees that Employee has been provided an opportunity to seek the advice of an attorney of Employee's choice before signing this Agreement.

         15. INTEGRATION. This Agreement, together with the 1997 Plan, the Option Agreement, the Restricted Stock Agreement, the Proprietary Information Agreement, the Noncompetition Agreement and the Management Retention Agreement, represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto.

         16. TAX WITHHOLDING. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

         17. GOVERNING LAW. This Agreement will be governed by the laws of the State of Illinois (with the exception of its conflict of laws provisions).

         18. ACKNOWLEDGMENT. Employee acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

                                      *****

         IN WITNESS WHEREOF, each of the parties has executed this Employment Agreement, in the case of Parent by its duly authorized officers, as of the day and year first above written.

"EMPLOYEE"                             By: _____________________________________

                                       Print Name: _____________________________

                                       Address:    _____________________________

                                                   _____________________________

                                       Telephone:  _____________________________

                                       Fax: ____________________________________

"PARENT"                               PCTEL, INC.
                                       a Delaware corporation

                                       By: _____________________________________
                                           Martin H. Singer
                                           Chairman and Chief Executive Officer

                                    EXHIBIT A

               Description of Initial Duties and Responsibilities

                                    EXHIBIT B

                        Listing of Employee Benefit Plans

         The following is a list of the employee benefits, subject to change from time to time by Parent, to which Employee is entitled under this Agreement:

         1. Health Insurance: Blue Cross Blue Shield Blue Print (both an HMO and PPO are offered)

         2. Dental Insurance: Delta Dental (both an HMO and PPO are offered)

         3. Life Insurance: MetLife Life Insurance

            a. $25,000/employee

            b. $5,000/spouse

            c. $2,500/dependent child

         4. Parent 401(k) Plan

         5. Parent Deferred Compensation Plan

                                    EXHIBIT C

         Employee will participate in Parent's annual Bonus Plan and, during Parent's fiscal 2004 only, Maxrad's Annual Incentive Plan, as approved by Parent, as listed below:

             PARENT`S BONUS PLAN            MAXRAD'S ANNUAL INCENTIVE PLAN

                                    EXHIBIT D

                     Form of Management Retention Agreement


         See form of management retention agreement for registrant's vice presidents filed as Exhibit 10.18 to the registrant's Annual Report on Form 10-k for its fiscal year ended December 31, 2001.

                                    EXHIBIT B

                                   PCTEL, INC.

                            NONCOMPETITION AGREEMENT

         This Noncompetition Agreement is being executed and delivered as of January 2, 2004 by [__________] (the "Employee") in favor of and for the benefit of PCTEL, Inc., a Delaware corporation ("Parent"). All capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Purchase Agreement (as defined below).

                                    RECITALS

         A. Parent, MAXRAD, Inc., an Illinois corporation (the "Company"), and certain other parties have entered into a Securities Purchase Agreement dated as of an even date herewith (the "Purchase Agreement"), which provides for the purchase of all of the outstanding capital stock of the Company by Parent (the "Share Purchase").

         B. As a key employee of the Company, Employee has obtained and will obtain extensive and valuable knowledge and information concerning the Company (including confidential information relating to the operations, assets, contracts, customers, personnel, plans, and prospects of the Company).

         C. In connection with the Share Purchase, Parent intends to employ Employee as an employee of Parent (with the understanding that such employment may be with a subsidiary or parent entity of Parent, including the Company) and upon the commencement of Employee's employment with Parent, Parent shall make available to Employee confidential information of Parent that will enable Employee to optimize the performance of his duties to Parent (notwithstanding the preceding clause, Employee agrees that Parent will have no obligation to make available to Employee any of its confidential information after the termination of Employee's employment with Parent).

         D. Contemporaneously with the execution and delivery of this Noncompetition Agreement, Parent and Employee are entering into an Employment Agreement (the "Employment Agreement") that is conditioned upon, among other matters, Employee's execution and delivery of this Noncompetition Agreement and execution and delivery of a Confidential Information and Invention Assignment Agreement in favor of Parent.

         E. To more fully secure unto Parent the benefits of the Share Purchase (including the goodwill and business value of the Company) and to help restrict Employee's potential use of Parent's confidential information to the activities associated with Employee's employment with Parent following the consummation of the Share Purchase, Parent has required, as a condition to its willingness to enter into the Purchase Agreement and the Employment Agreement and to make available Parent's confidential information to Employee during Employee's employment with Parent, that Employee enter into this Noncompetition Agreement; and Employee is entering into this Noncompetition Agreement in order to induce Parent to enter into the Purchase Agreement and to induce Parent to make available Parent's confidential information to Employee during Employee's employment with Parent.

         F. Parent and the Company have each conducted, and Parent and the Company will continue to conduct, its businesses on a worldwide basis.

                                    AGREEMENT

         In order to induce Parent to consummate the Share Purchase, and in consideration of Parent's willingness to enter into the Employment Agreement with Employee and to make available Parent's confidential information during Employee's employment with Parent, Employee agrees as follows:

         1. ACKNOWLEDGMENTS BY EMPLOYEE. Employee acknowledges that the promises and restrictive covenants that Employee is providing in this Noncompetition Agreement are reasonable and necessary to (a) the protection of Parent's and the Company's business and Parent's and the Company's legitimate interests in the transactions contemplated by the Purchase Agreement and (b) the protection of Parent's legitimate business interests in making available Parent's confidential information to Employee during the term of Employee's employment with Parent.

         2. NONCOMPETITION. During the Restriction Period (as defined below), Employee shall not (other than in connection with its employment services to Parent or its successors or assigns):

                  (a) engage in the designing, developing, manufacturing, marketing, selling, licensing or servicing of products, technology or services competitive with the Company's business or engage in the designing, developing, manufacturing, marketing, selling, licensing or servicing of products, technology or services competitive with any business unit of Parent to which Employee is transferred with Employee's consent after the date of this Agreement (the "Restricted Business");

                  (b) be or become an officer, director, shareholder, owner, affiliate, salesperson, co-owner, partner, trustee, promoter, technician, engineer, analyst, employee, agent, representative, supplier, consultant, advisor, or manager of or to, or otherwise acquire or hold any interest in, any person or entity that competes in the markets for the Restricted Businesses; or

                  (c) provide any service (as an employee, consultant, or otherwise), support, product or technology to any person or entity, if such service, support, product, or technology involves or relates to product or software development in the markets for the Restricted Businesses;

         provided, however, that nothing in this Section 2 shall prevent Employee from owning as a passive investment less than one percent (1%) of the outstanding shares of the capital stock of a publicly-held company if (i) such shares are actively traded on the New York Stock Exchange or The Nasdaq National Market and (ii) Employee is not otherwise associated directly or indirectly with such corporation or any affiliate of such corporation.

         "Restriction Period" as used herein shall mean the period commencing on the Effective Date and ending on the later to occur of (i) the second anniversary of the Closing Date and (ii) the first anniversary of the termination date of Employee's employment with Parent (the "Release Date").

         3. NONSOLICITATION. Employee further agrees that Employee will not during the Restriction Period:

                  (a) personally or through others, encourage, induce, attempt to induce, solicit, or attempt to solicit (on Employee's own behalf or on behalf of any other person or entity) any employee of Parent or any of Parent's subsidiaries to leave his or her employment with Parent or any of Parent's subsidiaries;

                  (b) employ, or permit any entity over which Employee exercises voting control to employ any person who shall have terminated his or her employment with Parent or any of Parent's subsidiaries; or

                  (c) personally or through others, interfere, or attempt to interfere with the relationship or prospective relationship of Parent or any of Parent's subsidiaries with any person or entity that is, was or is expected to become a customer or client of Parent or any of Parent's subsidiaries.

         4.       TERMINATION OF EMPLOYMENT AFTER THE RESTRICTION PERIOD.

                  (a) In the event that Employee's employment with Parent is terminated subsequent to the end of the Restriction Period either (1) by Parent for reasons other than Cause (as defined in the Employment Agreement) or
(2) by Employee pursuant to a Voluntary Termination for Good Reason (as defined in the Employment Agreement), and, in either case, Employee signs and does not revoke a standard release of claims with Parent in Parent's then-current standard form, then Parent may elect to:

                           (i)      enforce the provisions of Sections 2 and 3
of this Agreement, in which case Employee will be subject to the covenants and obligations set forth therein and will be entitled to receive the benefits set forth in Sections 6(a)(i), 6(a)(ii) and 6(a)(iii) of the Employment Agreement; or

                           (ii)     not enforce the provisions of Sections 2 and
3 of this Agreement, in which case Employee will not be subject to the covenants and obligations set forth therein and will only be eligible for severance benefits in accordance with Parent's established policies as then in effect.

                  (b) In the event that Employee's employment with Parent is terminated subsequent to the end of the Restriction Period either (1) voluntarily by Employee or (2) involuntarily by Parent for Cause, then Employee will be subject to the provisions of Sections 2 and 3 of this Agreement.

                  (c) Notwithstanding the foregoing, Employee will not be entitled to receive any duplicative benefits under this Agreement and the Management Retention Agreement (as defined in the Employment Agreement). In the event that Employee's employment with Parent is terminated within twelve (12) months of a Change of Control (as defined in the Management Retention Agreement), Employee will remain subject to the provisions of Sections 2 and 3 of this Agreement and will only be entitled to receive the benefits to which Employee is entitled under the Management Retention Agreement.

         5. INDEPENDENCE OF OBLIGATIONS. The covenants and obligations of Employee set forth in this Noncompetition Agreement shall be construed as independent of any other agreement or arrangement between Employee, on the one hand, and Parent on the other.

         6. SPECIFIC PERFORMANCE. Employee agrees that in the event of any breach by Employee of any covenant, obligation, or other provision contained in this Noncompetition Agreement, Parent shall be entitled to (in addition to any other remedy that may be available to it including but not limited to a claim for damages based on the consideration paid to Employee by Parent), to the extent permitted by applicable law, (a) a decree or order of specific performance to enforce the observance and performance of such covenant, obligation or other provision and (b) an injunction restraining such breach or threatened breach.

         7. NON-EXCLUSIVITY. The rights and remedies of Parent hereunder are not exclusive of or limited by any other rights or remedies that Parent may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent hereunder, and the obligations, and liabilities of Employee hereunder, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, misappropriation of trade secrets and the like. This Noncompetition Agreement does not limit Employee's obligations or the rights of Parent (or any affiliate of Parent) under the terms of any other agreement between Employee and Parent or any affiliate of Parent.

         8. NOTICES. All notices, requests, demands, and other communications called for hereunder shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally, (b) one (1) day after being sent by a well established commercial overnight service, or (c) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid, and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

                  (a)      if to Parent to:

                                    PCTEL, Inc.
                                    8725 West Higgins Road, Suite 400
                                    Chicago, Illinois 60631
                                    Attention: General Counsel
                                    Telephone No.: (773) 243-3001
                                    Facsimile No.: (773) 243-3050
                  with a copy (which shall not constitute notice) to:

                                    Wilson Sonsini Goodrich & Rosati, P.C.
                                    650 Page Mill Road
                                    Palo Alto, California 94304
                                    Attention:  Douglas H. Collom
                                    Telephone No.: (650) 493-9300
                                    Facsimile No.: (650) 845-5000

                  (b) if to Employee, to the address for notice set forth on the last page hereof;

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

         9. SEVERABILITY. If any provision of this Noncompetition Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction and (c) such invalidity of enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Noncompetition Agreement. Each provision of this Noncompetition Agreement is separable from every other provision of this Noncompetition Agreement, and each part of each provision of this Noncompetition Agreement is separable from every other part of such provision.

         10. GOVERNING LAW. This Noncompetition Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         11. WAIVER. No failure on the part of Parent to exercise any power, right, privilege, or remedy under this Noncompetition Agreement, and no delay on the part of Parent in exercising any power, right, privilege, or remedy under this Noncompetition Agreement, shall operate as a waiver of such power, right, privilege, or remedy; and no single or partial exercise of any such power, right, privilege, or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege, or remedy. Parent shall not be deemed to have waived any claim arising out of this Noncompetition Agreement, or any power, right, privilege, or remedy under this Noncompetition Agreement, unless the waiver of such claim, power, right, privilege, or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         12. CAPTIONS. The captions contained in this Noncompetition Agreement are for convenience of reference only, shall not be deemed to be a part of this Noncompetition Agreement and shall not be referred to in connection with the construction or interpretation of this Noncompetition Agreement.

         13. FURTHER ASSURANCES. Employee shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as and Parent may reasonably request to effectuate the intent and purposes of this Noncompetition Agreement.

         14. ENTIRE AGREEMENT. This Noncompetition Agreement, the other agreements referred to herein, and the Employment Agreement and Management Retention Agreement contemporaneously executed by the Employee set forth the entire understanding of Employee and Parent relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between any of such parties relating to the subject matter hereof and thereof.

         15. AMENDMENTS. This Noncompetition Agreement may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Employee.

         16. ASSIGNMENT. This Noncompetition Agreement and all obligations hereunder are personal to Employee and may not be transferred or assigned by Employee at any time. Parent may assign its rights under this Noncompetition Agreement to any entity in connection with any merger or sale or transfer of all or substantially all of Parent's assets.

         17. BINDING NATURE. Subject to Section 15, this Noncompetition Agreement will be binding upon Employee and Employee's representatives, executors, administrators, estate, heirs, successors, and assigns, and will inure to the benefit of Parent and its respective successors and assigns.

                                      *****

         IN WITNESS WHEREOF, each of the parties has executed this Noncompetition Agreement, in the case of Parent by its duly authorized officers, as of the date first above written.

"EMPLOYEE"                             By: ____________________________________

                                       Print Name: ____________________________

                                       Address:    ____________________________

                                                   ____________________________

                                       Telephone:  ____________________________

                                       Fax: ___________________________________

"PARENT"                               PCTEL, INC.
                                       a Delaware corporation

                                       By: ____________________________________
                                           Martin H. Singer
                                           Chairman and Chief Executive Officer

                                    EXHIBIT C

             FORM OF LEGAL OPINION FOR LEGAL COUNSEL TO THE COMPANY

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. The Company has the corporate power and authority to own, lease, and operate its assets and property and to carry on its business as now being conducted. The Company is qualified to do business as a foreign corporation in the State of Indiana.

         2. The authorized capital stock of the Company consists of 100,000 shares of Common Stock, 1,000 shares of which are issued and outstanding. All such issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. There are no options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of the Company, or any other written agreements of the Company to issue any such securities or rights.

         3. The Company has all requisite corporate power and authority to enter into the Purchase Agreement and each of the other Transaction Documents to which the Company is a party, and to consummate the transactions contemplated thereby. The execution and delivery of the Purchase Agreement and each of the other Transaction Documents to which the Company is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company. The Purchase Agreement and each of the other Transaction Documents to which the Company is a party has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms. The Purchase Agreement and the Section 338(h)(10) Election have been duly authorized, executed and delivered by each Shareholder, and the Purchase Agreement and the Section 338(h)(10) Election constitute valid and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with their terms.

         4. The execution and delivery of the Purchase Agreement and the consummation of the transactions contemplated therein by the Company and the Shareholders do not violate (i) any provision of the Charter Documents, (ii) any provision of the formation documents of the Shareholders that are entities,
(iii) any Contract or, (iv) any judgment, order or decree, or statute, law, ordinance, rule or regulation that is applicable to the Company or the Shareholders.

         5. No consent, permit, approval or authorization of or designation, declaration or filing with any Governmental Entity on the part of the Company or the Shareholders is required in connection with the valid execution and delivery of the Purchase Agreement or the consummation of the Share Purchase or the other transactions contemplated by the Purchase Agreement, other than the Section 338(h)(10) Election.

         6. To our knowledge, there is no action, suit, proceeding, claim, arbitration, or investigation pending before any court or administrative agency against the Company or any of its assets or properties, except as disclosed in
Schedule 3.19 of the Purchase Agreement.

         7. Upon delivery of and payment for the Shares sold by the Shareholders as contemplated in the Purchase Agreement, Parent will be the registered owner of the Shares purchased by it from the Shareholders, free and clear of any mortgage, pledge, security interest, lien, claim or other encumbrance or restriction on transferability or any adverse claim, assuming Parent purchase such Shares for value, in good faith and without notice of any adverse claim, as such terms are defined in the Uniform Commercial Code in effect in the State of Illinois.

                                      -2-